Exhibit 42

Dated 18 January 2005

FIRST PACIFIC FINANCE LIMITED

and

FIRST PACIFIC COMPANY LIMITED

and

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

and

LAROUGE B.V.

TRUST DEED

constituting

U.S.$199,000,000

Zero Coupon Guaranteed Exchangeable Notes due 2010

Guaranteed by First Pacific Company Limited

exchangeable into Common Stock of par value Php 5.00 each of

Philippine Long Distance Telephone Company

TABLE OF CONTENTS

1	Interpretation	1

2	Amount of the Notes and Covenant to Pay	5

3	Form of the Notes	6

4	Guarantee and Indemnity	7

5	Institution of Proceedings	9

6	Covenants relating to the Exchange Property, Exchange Rights and Loan Agreement	9

7	Exchange	13

8	Exchange by the Trustee	13

9	Exchange Property	14

10	Stamp Duties and Taxes	15

11	Application of Moneys Received by the Trustee	15

12	Covenant to Comply with Provisions	16

13	Covenants	16

14	Remuneration and Indemnification of the Trustee	19

15	Provisions Supplemental to the Trustee Acts	20

16	Trustee Liable for Negligence	25

17	Waiver and Proof of Default	25

18	Trustee not Precluded from Entering into Contracts	26

19	Modification and Substitution	26

20	Appointment, Retirement and Removal of the Trustees	27

21	Currency Indemnity	29

22	Communications	29

23	Further Issues	30

24	Counterparts	30

i

25	Severability	31

26	Governing Law and Jurisdiction	31

Schedule 1 Form of Definitive Certificate		32

Schedule 2 Form of Global Certificate		65

Schedule 3 Provisions for Meetings of holders of Notes		70

ii

This Trust Deed is made on 18 January 2005 between:

(1)	FIRST PACIFIC FINANCE LIMITED (the “Issuer”);

(2)	FIRST PACIFIC COMPANY LIMITED (the “Guarantor”);

(3)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED (the “Trustee”, which expression, where the context so admits, includes any other trustee replacing or substituting the Trustee for the purposes of this Trust Deed); and

(4)	LAROUGE B.V., a private company with limited liability with its corporate seat in Amsterdam and having its address at Rokin 55, 1012 KK Amsterdam, The Netherlands, as holder or beneficial owner of the PLDT Shares (“Larouge”).

Background:

(A)	The Issuer, a limited liability company incorporated in the Cayman Islands, has authorised the issue of U.S.$199,000,000 Zero Coupon Guaranteed Exchangeable Notes due 2010 to be constituted by this Trust Deed. Each Note (as defined below) will entitle the holder to exchange such Note for a pro rata share of the Exchange Property (as defined in the Conditions), which at the date hereof comprises 6,784,091 share of common stock of par value Php 5.00 each of Philippine Long Distance Telephone Company. On exchange of the Notes pursuant to exercise of the Exchange Right (as defined in the Conditions), holders will initially be entitled to receive 340.9091 PLDT Shares in respect of each US$10,000 principal amount of Notes.

(B)	The issue of Notes will be initially represented by a Global Certificate (as defined below).

(C)	The Guarantor has authorised the giving of a guarantee in respect of the Notes.

(D)	The Trustee has agreed to act as trustee under this Trust Deed pursuant to the provisions of this Trust Deed.

This Deed witnesses and it is declared as follows:

1	Interpretation

1.1	Definitions:

Capitalised terms defined in the Conditions but not herein shall when used herein have the meaning given to them in the Conditions. In addition, the following expressions have the following meanings:

“Agency Agreement” means the agreement referred to as such in the Conditions, as altered, amended, varied or supplemented from time to time;

“Agents” means the persons (including the Principal Agent) referred to as such in the Conditions or any Successor Agents as appointed from time to time;

“Auditors” means the auditors for the time being of the Issuer and the Guarantor or, if they are unable or unwilling promptly to carry out any action requested of them hereunder, such other firm of accountants of international standing and repute nominated by the Guarantor and approved by the Trustee for the purpose;

“Certificate” has the meaning set out in Condition 1(a);

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Conditions” means the terms and conditions set out in Schedule 1 as from time to time modified in accordance with this Trust Deed and, with respect to any Notes represented by the Global Certificate, as modified by the provisions of the Global Certificate. Any reference to a particularly numbered Condition shall be construed accordingly;

“Custodian” means the persons referred to as such in the Conditions, or any Successor Custodian as appointed from time to time;

“Definitive Certificate” means a definitive certificate in registered form, being substantially in the form set out in Schedule 1;

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System;

“Event of Default” means an event described in Condition 12 (which, if required by that Condition has been certified to be, in the Trustee’s opinion, materially prejudicial to the interests of the Noteholders);

“Extraordinary Resolution” has the meaning set out in Schedule 3;

“Global Certificate” means the global certificate, substantially in the form set out in Schedule 2;

“holder” or “Noteholder” means the person in whose name a Note is registered in the Register (or, in the case of a joint holding, the first named thereon);

“Notes” means the registered Notes substantially in the form set out in Schedule 1 comprising the U.S.$199,000,000 in principal amount of Zero Coupon Guaranteed Exchangeable Notes due 2010, constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number of them and includes (except for the purposes of Clause 2.1) any replacement or further Notes issued pursuant to the Conditions and (except for the purposes of Clause 3.1) includes the Global Certificate;

“outstanding” means, in relation to the Notes, all the Notes issued except (a) those which have been redeemed in accordance with the Conditions, (b) those in respect of which the Exchange Right has been exercised, and all the obligations of the Issuer (failing which, the Guarantor) duly performed in relation thereto, (c) those in respect of which the date for redemption has occurred and the redemption moneys (including any interest payable under the Conditions after the date for redemption) have been duly paid to the Trustee or to the Principal Agent as provided in Clause 2 and remain available for payment against presentation and surrender of Notes, (d) those which have been purchased and cancelled as provided in the Conditions, (e) those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacement Notes have been issued, and (f) (for the purpose only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued, provided that for the purposes of (1) ascertaining the right to attend and vote at any meeting of the holders, (2) the determination of how many Notes are outstanding for the purposes of the Conditions and Schedule 3, and (3) the exercise of any discretion, power or authority which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Noteholders and (4) the certification (unless the Conditions provide otherwise) or determination by the Trustee as to whether any event, circumstances or matter is in its opinion materially prejudicial to the interests of Noteholders, those Notes which are beneficially held by or on behalf of the Issuer, the Guarantor or any subsidiaries of the Guarantor and not cancelled shall (unless no longer so held) be deemed not to remain outstanding;

“Potential Event of Default” means any condition, event or act which with the giving of notice or certification and/or the lapse of time would constitute an Event of Default;

“Principal Agent” means the bank named as such in the Conditions or any Successor Principal Agent;

“Registrar” means the person referred to as such in the Conditions or any Successor Registrar as appointed from time to time;

“SGX-ST” means the Singapore Exchange Securities Trading Limited;

“specified office” means, in relation to an Agent, the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to holders pursuant to Clause 13.13;

“Subscription Agreement” means the agreement dated 12 January 2005 between the Issuer, the Guarantor and UBS AG relating to the issue and subscription of the Notes;

“Successor” means, in relation to the Agents and the Custodian, such other or further person as may from time to time be appointed by the Issuer as an Agent or as may be appointed by Larouge as Custodian with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to the holders pursuant to Clause 13.13;

“this Trust Deed” means this Trust Deed, the Conditions and the Notes (in each case, as from time to time altered in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed;

“trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees; and

“Trustee Acts” means the Trustee Act 1925 and the Trustee Act 2000.

1.2	Construction of Certain References: References to:

1.2.1	any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, or regulation made thereunder or under such re-enactment;

1.2.2	Schedules, Clauses and paragraphs shall be construed as references to, respectively, the Schedules to and the Clauses and paragraphs of this Trust Deed;

1.2.3	“U.S.$” and “U.S. dollars” are to the lawful currency for the time being of the United States of America;

1.2.4	“Php” is to the lawful currency for the time being of the Republic of the Philippines;

1.2.5	costs, charges, remuneration or expenses shall be deemed to include, in addition, goods and services, value added and other duties or tax (other than income tax) charged or chargeable in respect thereof;

1.2.6	an action, remedy or method of judicial proceedings for the enforcement of creditors’ rights include references to the action, remedy or method of judicial proceedings in jurisdictions other than England as shall most nearly approximate thereto; and

1.2.7	any issue or offer to shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer to the majority of such holders other than holders to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer.

1.3	Enforceability: If at any time any provision of this Trust Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Trust Deed nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

1.4	Headings: Headings shall be ignored in construing this Trust Deed.

1.5	Schedules: The Schedules are part of this Trust Deed and have effect accordingly.

1.6	Contracts (Rights of Third Parties) Act 1999: A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed, save as set out in Clause 14.4.

1.7	Except to the extent that the context requires otherwise, any reference in this Trust Deed to:

the “assets” of any person means all or any part of its business, undertaking, property, assets, revenues (including any right to receive revenues) and uncalled capital;

“consent” also includes an approval, authorisation, exemption, filing, licence, order, permission, recording or registration (and references to obtaining consents shall be construed accordingly);

a “guarantee” means an indemnity, and any other obligation (whatever called) of any person to pay, purchase, provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment of, indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person (and “guaranteed” and “guarantor” shall be construed accordingly);

“indebtedness” means any obligation (whether present or future, actual or contingent, secured or unsecured, as principal, surety or otherwise) for the payment or repayment of money;

a “law” includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure, in each case of any jurisdiction whatsoever (and “lawful” and “unlawful” shall be construed accordingly);

a “month” means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it commences or, where there is no date in the next calendar month numerically corresponding as aforesaid, the last day of such calendar month, and “months” and “monthly” shall be construed accordingly;

any “obligation” of any person under this Trust Deed or any other agreement or document shall be construed as a reference to an obligation expressed to be assumed by or imposed on it under this Trust Deed or, as the case may be, that other agreement or document (and “due”, “owing”, “payable” and “receivable” shall be similarly construed);

a “person” includes any individual, company, corporation, firm, partnership, joint venture, association, organisation, trust, state or agency of a state (in each case, whether or not having separate legal personality);

“tax(es)” includes any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed;

the “winding-up” of a person means the administration, judicial management, dissolution or liquidation of that person, and any equivalent or analogous procedure under the law of any jurisdiction in which that person is incorporated, domiciled or resident or carries on business or has assets; and

All references in this Trust Deed involving compliance by the Trustee with a test of reasonableness shall be deemed to include a reference to a requirement that such reasonableness shall be determined by reference solely to the interests of the holders of the Notes.

2	Amount of the Notes and Covenant to Pay

2.1	Amount of the Notes: The aggregate principal amount of the Notes is limited to an amount not exceeding U.S.$199,000,000.

2.2	Covenant to pay: The Issuer will, on any date when any Notes become due to be redeemed or repaid unconditionally pay to or to the order of the Trustee in immediately available and freely transferable funds the principal amount of the Notes becoming due for redemption or to be repaid on that date or such other amount as may be payable in respect of the Notes and will (in the circumstances and manner set out in Condition 10(g)) until such payment (both before and after judgment) unconditionally so pay to or to the order of the Trustee interest on the Notes as set out in the Conditions provided that (1) payment of any sum due in respect of the Notes made to the Principal Agent as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Noteholders under the Conditions and (2) a payment made after the due date or following an Event of Default pursuant to Condition 12 will be deemed to have been made when the full amount due (including all, if any default interest thereon) has been received by the Principal Agent or the Trustee and notice to that effect has been given to the Noteholders (if required under Clause 13.11), except to the extent that there is failure in its subsequent payment to the relevant Noteholders under the Conditions. The Trustee will hold the benefit of this covenant on trust for the Noteholders.

2.3	Discharge: Subject to Clause 2.4, any payment to be made in respect of the Notes by the Issuer, the Guarantor or the Trustee may be made as provided in the Conditions and any payment so made will (subject to Clause 2.4) to that extent be a good discharge to the Issuer, the Guarantor or the Trustee, as the case may be.

2.4	Payment after a Default: At any time after an Event of Default or a Potential Event of Default has occurred and is continuing the Trustee may:

2.4.1	by notice in writing to the Issuer, the Guarantor, the Agents and the Custodian, require the Agents and the Custodian, until notified by the Trustee to the contrary, so far as permitted by applicable law:

(i)	to act as Agents of the Trustee under this Trust Deed and the Notes on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability under the Agency Agreement for the indemnification, remuneration and all other expenses of the Agents will be limited to the amounts for the time being held by the Trustee in respect of the Notes on the terms of this Trust Deed and available for the purpose) and thereafter to hold all Notes and all moneys, documents and records held by them in respect of Notes to the order of the Trustee; and/or

(ii)	to deliver all Notes and all moneys, documents and records held by them in respect of the Notes to the Trustee or as the Trustee directs in such notice or subsequently, provided that this Clause 2.4 shall not apply to any document or record which the Agents are obliged not to release by any applicable law or regulations to which they are subject; and/or

(iii)	with respect to the Custodian, to act solely upon instructions of the Trustee to hold, transfer, dispose or otherwise deal with the Exchange Property in accordance with the Conditions and the Trust Deed; and/or

2.4.2	by notice in writing to the Issuer and the Guarantor require them to make all subsequent payments in respect of the Notes to or to the order of the Trustee and not to the Principal Agent; with effect from the issue of any such notice and until such notice is withdrawn, proviso (1) to Clause 2.2 shall cease to have effect.

3	Form of the Notes

3.1	The Global Certificate: On issue of the Notes, the Global Certificate will be issued in respect of the aggregate principal amount of the Notes and the Issuer shall procure that the Registrar reflects the holder of the Global Certificate in the Register as appropriate. The Global Certificate will be issued in the name of a common depositary for Euroclear and Clearstream, Luxembourg or its nominee. The Global Certificate need not be security printed. The Notes evidenced by the Global Certificate shall be subject to its terms in all respects and save as provided therein entitled to the same benefits under this Trust Deed as Notes evidenced by individual Definitive Certificates.

3.2	The Definitive Certificates: The Definitive Certificates, if issued, will be security printed in accordance with all applicable Stock Exchange requirements and will be substantially in the form as set out in Schedule 1 and endorsed with the Conditions.

3.3	Signature: The Global Certificate shall be signed manually by a director of the Issuer or such other person appointed by the directors of the Issuer for this purpose and shall be authenticated by or on behalf of the Registrar. Each Definitive Certificate, if issued, shall be signed manually or in facsimile by any authorised signatory of the Issuer and shall be authenticated by or on behalf of the Registrar. The Issuer may use the facsimile signature of any person who shall have been a director, the company secretary or such authorised person for such purpose of the Issuer at the date hereof notwithstanding the fact that any such person shall have ceased to hold such office or, as the case may be, such authorisation at the date of issue of any Definitive Certificate or Global Certificate, and any Definitive Certificate or Global Certificate so delivered incorporating such signature shall be binding and valid obligations of the Issuer.

3.4	Issue: Issue and delivery of the Notes shall be completed on the issue and delivery of the Global Certificate to the common depositary for Euroclear and Clearstream Luxembourg (or their representatives) by, or by the order of, the Issuer and completion of the Register by or on behalf of the Registrar.

3.5	Entitlement to treat holder as owner: The holder of any Notes will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Certificate issued in respect of it) and no person will be liable for so treating the holder.

4	Guarantee and Indemnity

4.1	Guarantee: The Guarantor unconditionally and irrevocably guarantees that if the Issuer does not pay any sum payable by it under this Trust Deed or the Notes by the time and on the date specified for such payment (whether on the normal due date, on acceleration or otherwise), the Guarantor will pay that sum to or to the order of the Trustee, subject to Clause 4.4, in the manner provided in Clause 2.2 before close of business on that date in the city to which payment is so to be made. Subject to Clause 4.4, Clause 2.2 will apply (with consequential amendments as necessary) to such payments other than those in respect of sums due under Clause 14 which shall be paid directly to the Trustee.

4.2	Guarantor as Principal Debtor: As between the Guarantor and the Trustee and the Noteholders, but without affecting the Issuer’s obligations, the Guarantor will be liable under this Clause as if it were the sole principal debtor and not merely a surety. Accordingly, it will not be discharged, nor will its liability be affected, by anything which would not discharge it or affect its liability if it were the sole principal debtor including (1) any time, indulgence, waiver or consent at any time given to the Issuer or any other person, (2) any amendment to any other provisions of this Trust Deed or to the Conditions or to any security or other guarantee or indemnity, (3) the making or absence of any demand on the Issuer or any other person for payment, (4) the enforcement or absence of enforcement of this Trust Deed or the Notes or of any security or other guarantee or indemnity, (5) the taking, existence or release of any security, guarantee or indemnity, (6) the dissolution, amalgamation, reconstruction or reorganisation of the Issuer or any other person or (7) the illegality, invalidity or unenforceability of or any defect in any provision of this Trust Deed, the Notes or any of the Issuer’s obligations under any of them.

4.3	Guarantor’s Obligations Continuing: The Guarantor’s obligations under this Trust Deed are and will remain in full force and effect by way of continuing security until no sum remains payable under this Trust Deed or the Notes. Furthermore, those obligations of the Guarantor are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantor or otherwise and may be enforced without first having recourse to the Issuer, any other person, any security or any other guarantee or indemnity. The Guarantor irrevocably waives all notices and demands of any kind.

4.4	Guarantee of Exchange: The Guarantor unconditionally and irrevocably guarantees and undertakes to procure the due and punctual performance by the Issuer of all its obligations pursuant to this Trust Deed and the Notes, including in relation to the Exchange Right and the Exchange Property. If the Issuer does not deliver or make payment, or procure the delivery or payment, in respect of any Exchange Property (or any other amount or property to be paid or delivered by the Issuer upon the exercise of Exchange Rights) as required on the exercise of an Exchange Right or on adjustment to the Exchange Property on the date specified for such delivery or payment (whether on the normal due date, on acceleration or otherwise), the Guarantor will make such delivery or payment to the persons entitled thereto, in the manner provided in this Trust Deed or the relevant Condition before close of business on that date in the city to which delivery or payment is to be made.

4.5	Exercise of Guarantor’s Rights: So long as any sum remains payable or obligation remains to be performed under this Trust Deed or the Notes:

4.5.1	any right of the Guarantor, by reason of the performance of any of its obligations under this Clause, to be indemnified by the Issuer or to take the benefit of or to enforce any security or other guarantee or indemnity will be exercised and enforced by the Guarantor only in such manner and on such terms as the Trustee may require or approve in writing; and

4.5.2	any amount received or recovered by the Guarantor (a) as a result of any exercise of any such right or (b) in the dissolution, amalgamation, reconstruction or reorganisation of the Issuer will be held in trust for the Trustee and immediately paid to the Trustee and the Trustee will hold it on the trusts set out in Clause 11.

4.5.3	The Guarantor shall be subrogated to all rights of the Noteholders against the Issuer in respect of any amounts paid by the Guarantor pursuant to this Clause 4.

4.6	Suspense Accounts: Any amount or property received or recovered by the Trustee (otherwise than as a result of a payment by the Issuer to the Trustee in accordance with Clause 2) in respect of any sum payable or obligation to be performed by the Issuer under this Trust Deed or the Notes may be placed in a suspense account and kept there for so long as the Trustee thinks fit.

4.7	Avoidance of Payments: The Guarantor shall on demand indemnify the Trustee and each Noteholder against any cost, loss, expense or liability sustained or incurred by it as a result of it being required for any reason (including any bankruptcy, insolvency, winding-up, dissolution, or similar law of any jurisdiction) to refund all or part of any amount or property received or recovered by it in respect of any sum payable or obligation to be performed by the Issuer under this Trust Deed or any Notes and shall in any such event pay to it on demand the amount refunded by it.

4.8	Debts of Issuer: If any moneys become payable by the Guarantor under this Guarantee, the Issuer will not (except in the event of the liquidation of the Issuer or otherwise as required by applicable law) so long as any such moneys remain unpaid, pay any moneys for the time being due from the Issuer to the Guarantor.

4.9

Indemnity: As separate, independent and alternative stipulations, the Guarantor unconditionally and irrevocably agrees (1) that any sum or property which, although expressed to be payable or deliverable by the Issuer under this Trust Deed or the Notes, is for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, the Guarantor, the Trustee or any holder) not recoverable from or deliverable by the Guarantor on the basis of a guarantee will nevertheless be recoverable from or deliverable by it as if it were the sole principal debtor and will be paid or delivered by it to the Trustee on demand and (2) as a primary obligation to indemnify the Trustee and each Noteholder against any loss suffered by it as a result of any sum expressed to be payable or any property expressed to be deliverable by, or on behalf of, the Issuer under this Trust Deed or the Notes not being paid or delivered on the date and otherwise in the manner specified in this Trust Deed or any payment obligation or obligation to deliver, or procure the delivery of, property of the Issuer under this Trust Deed or the Notes being or becoming void, voidable or unenforceable for any reason (whether or not now existing and whether or not now known or becoming known to the Trustee or any Noteholder), the amount of that loss being the amount expressed to be payable by the Issuer in respect of the relevant sum or the value of the property deliverable by, or on behalf of, the Issuer (as the case may be).

4.10	No Discharge: If any payment received by the Trustee or the Principal Agent pursuant to the provisions of this Trust Deed or the Conditions shall, on the subsequent bankruptcy, insolvency, corporate reorganisation or other similar event affecting the Issuer or the Guarantor, be avoided, reduced, invalidated or set aside under any laws relating to the bankruptcy, insolvency, corporate reorganisation or other similar events, such payment shall not be considered as discharging or diminishing the liability of the Guarantor whether as guarantor, principal debtor or indemnifier and the guarantee and indemnity contained in this Clause 4 shall continue to apply as if such payment had at all times remained owing by the Issuer and the Guarantor shall indemnify and keep indemnified the Trustee and the Noteholders on the terms of the guarantee and indemnity contained in this Clause 4.

4.11	Trust: The Trustee shall hold the benefit of all the covenants in this Clause upon trust for the Noteholders and for itself according to their and its respective interests under this Trust Deed.

5	Institution of Proceedings

5.1	By the Trustee: The Trustee may, at any time, at its discretion and without notice, take such proceedings against the Issuer and/or the Guarantor as it may think fit to enforce their respective obligations under this Trust Deed.

5.2	Indemnity: The Trustee shall not be bound to take any steps to enforce the performance of any of the provisions of this Trust Deed or take any other action under this Trust Deed unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by the holders of not less than 25 per cent. in principal amount of the Notes then outstanding and (b) it shall have been indemnified and/or secured to its satisfaction against all proceedings, actions, claims, demands and liabilities to which it may be or become liable and all costs, charges and expenses which may be incurred by it in connection therewith.

5.3	By holder: No holder shall be entitled to proceed directly against the Issuer or the Guarantor unless the Trustee, having become bound in accordance with the terms of this Trust Deed so to proceed or to take such steps, fails to do so within a reasonable period and such failure shall be continuing.

6	Covenants relating to the Exchange Property, Exchange Rights and Loan Agreement

6.1	Whilst any Note remains outstanding, each of the Issuer and the Guarantor undertakes to and covenants with the Trustee that it will observe all its obligations under the Conditions and this Trust Deed with respect to Exchange Rights and in addition it shall:

6.1.1	Delivery of Exchange Property: comply with its obligations to deliver Exchange Property and any Additional Exchange Property in accordance with the instructions set out in any Exchange Notice on exercise of Exchange Rights and to pay (if relevant) any Cash Settlement Amount, Default Cure Amounts or Equivalent Amounts, in each case, in accordance with this Trust Deed, the Conditions and the Agency Agreement;

6.1.2	Record of Exchange Property: at all times maintain a record clearly identifying the composition of the Exchange Property and allow the Trustee and any person appointed by it to whom the Issuer shall have no reasonable objection free access to such record at all reasonable times;

6.1.3	Changes to the Exchange Property: as soon as practicable thereafter, notify the Trustee and the Noteholders in accordance with this Trust Deed and the Conditions of any change in the composition and nature of the Exchange Property or any adjustment to the Exchange Property pursuant to the Conditions and including, but not limited to, the circumstances requiring such change in the composition of the Exchange Property, details of the Relevant Securities or other Exchange Property, as the case may be, which, following such change, the holder of a Note will be entitled to receive upon exercise of an Exchange Right, and the date from which it shall become, or became, effective and such other or further information as the Trustee may from time to time request, provided that this sub-clause shall not apply to any change or adjustment in relation to, or resulting from any Permitted Stock Lending or Clause 6.3;

6.1.4	Notices relating to Exchange Property: in the circumstances described in Clause 6.1.3, send or procure to be sent to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Issuer) two copies of all notices, statements and circulars which are received by it or any of its subsidiaries to which the beneficial ownership of assets comprising the Exchange Property may be transferred in its or their capacity as legal or beneficial owner of any Relevant Securities and which contain information having or which may have a material bearing on the matters described in Clause 6.1.3 as soon as practicable, but in any event not later than 10 Payment Business Days after the date of receipt thereof;

6.1.5	No encumbrance over the Exchange Property: other than pursuant to any Permitted Stock Lending or for the purposes of Condition 6(l), not create or purport or attempt to create, assume or permit to subsist any mortgage, charge, hypothecation, lien, interest under a trust or other encumbrance over the Exchange Property or any part thereof other than arise by operation of law;

6.1.6	Consents and Approvals: it will obtain and/or maintain all applicable consents and approvals which are required for the performance of its obligations under the Notes and this Trust Deed;

6.1.7	Amount of Exchange Property: it will procure that there is kept available for the purpose of effecting the exercise of the Exchange Rights such amount of Exchange Property as would be required to be delivered upon exercise of all of the Exchange Rights outstanding from time to time (for the avoidance of doubt, for the purposes of this Clause, all Exchange Property that is the subject of any Permitted Stock Lending will be considered available for the purpose of effecting the exercise of the Exchange Rights);

6.1.8	Delivery Unlawful: at any time where it would be unlawful under the laws of any applicable jurisdiction or contrary to any official declaration, order, directive or regulation or any applicable jurisdiction to transfer or deliver any Exchange Property (other than cash), certify the same to the Trustee as required by the Conditions;

6.1.9	Rights Issue: provide such notice and take such action as is required by Condition 6(f);

6.1.10	Relevant Securities: to the extent that it is attributable to the Exchange Property, as determined in accordance with the Conditions and this Trust Deed, procure that any Securities or other property or assets received following a Relevant Event are included as part of the Exchange Property and are delivered to or to the order of the Custodian to be held by it in accordance with the Agency Agreement;

6.1.11	Dividend and Distribution: in the event that Relevant Securities are received by way of dividend or other distributions are received which are required by the Conditions to be added to the Exchange Property, it will deposit or procure the deposit of such Relevant Securities with the Custodian in accordance with, and to the extent required by, the Conditions and the Agency Agreement;

6.1.12	Insolvency proceedings: not, and will procure that no one acting on behalf of the Guarantor or the Issuer will, institute or join with any other person in bringing, instituting or joining, insolvency proceedings (whether court based or otherwise) in relation to Larouge; and

6.1.13	Ownership: ensure that Larouge remains a wholly-owned (either direct or indirect) subsidiary of the Guarantor.

6.2	Whilst any Note remains outstanding, and during such time as Larouge is the owner or beneficial holder of any Exchange Property, Larouge covenants with the Trustee that:

6.2.1	Disposal: other than pursuant to any Permitted Stock Lending or for the purposes of Clause 6.3, it will not dispose of any of the Exchange Property or any interest therein, other than in accordance with the Conditions and the Trust Deed;

6.2.2	No encumbrance over the Exchange Property: other than pursuant to any Permitted Stock Lending or for the purposes of Condition 6(l), it will not create or purport or attempt to create, assume or permit to subsist any mortgage, charge, hypothecation, lien, interest under a trust or other encumbrance over the Exchange Property or any part thereof other than arising by operation of law;

6.2.3	Separation: it will procure that the Exchange Property is at all times distinguishable from its other assets;

6.2.4	Indebtedness for Borrowed Money: other than pursuant to any Permitted Stock Lending or for the purposes of Clause 6.3, it will not incur any Indebtedness for Borrowed Money (other than with respect to or arising from Indebtedness for Borrowed Money existing as at the date hereof) from any party other than the Guarantor; further, any Indebtedness for Borrowed Money incurred after the date of this Trust Deed (other than with respect to or arising from Indebtedness for Borrowed Money existing as at the date hereof) will provide that Larouge’s obligation for the payment of any amounts of principal and/or premium and/or interest are subordinated to the rights of the holders of Notes in the manner described in Clause 6.4 below;

6.2.5	Subsidiaries: it will not have any subsidiaries;

6.2.6	Consolidation and merge: it will not consolidate or merge with any other person;

6.2.7	Employees: it will not have any employees;

6.2.8	Share issuance: it will not issue any shares (other than such shares as are in issue at the date hereof), make any distribution to its shareholders or declare any dividends; and

6.2.9	Business activities: without prejudice to the provisions of Clauses 6.2.1 to 6.2.8 above, it will not engage in any business activities other than such business activities carried on by it as at the date hereof and such other business activities as it may enter into relating to the holding of shares on behalf of the Group (including Permitted Stock Lending).

6.3	Regulatory Certification: Larouge further covenants with the Trustee that, prior to the commencement of the Exchange Period, it shall obtain Banko Sentral Registration Certificates covering the Initial Exchange Property and upon obtaining the same shall confirm the same to the Trustee prior to the commencement of the Exchange Period in a certificate in the English language signed by a director of Larouge.

6.4	Subordination of Existing Group Debts: With respect to any Indebtedness for Borrowed Money owed to the Guarantor by Larouge (including, for the avoidance of doubt, the loan made between the Guarantor (as lender) and Larouge (as borrower) evidenced by loan agreements dated 18 January 2005 (the “Larouge Loans”)), each of the Guarantor and Larouge agree that the rights of the Guarantor in respect of the payment of any amounts of principal and/or premium and/or interest due thereunder are subordinated to the rights of the holders of the Notes and the Trustee in respect of the Notes and under this Trust Deed, and no amounts of principal and/or premium and/or interest due thereunder (whether or not already due or accrued) shall be payable or paid, nor any claim in respect thereof be provable against Larouge by the Guarantor, in any winding up of Larouge unless and until all of the Issuer and the Guarantor’s obligations with respect to the Notes and under this Trust Deed have been satisfied in full.

Prior to any winding up of Larouge and for so long as any of the Notes remains outstanding, each of the Guarantor and Larouge agree that (notwithstanding the terms of any such Indebtedness for Borrowed Money to the contrary) no amount shall be paid or payable with respect to any Indebtedness for Borrowed Money owed to the Guarantor by Larouge (including the Larouge Loans) except to the extent that such amount can be paid out of (and is funded by) (i) dividends or other distributions and any other amounts received by Larouge in respect of assets and investments that do not form part of the Exchange Property or (ii) dividends or other distributions received by Larouge in respect of Exchange Property, which dividends or other distributions are not required to form (or no longer form) part of the Exchange Property.

The Guarantor hereby agrees that it shall not take any action or proceedings (including but without limitation commencing winding up proceedings) to recover any Indebtedness for Borrowed Money that would be owing or payable to it from Larouge but for the provisions of this Clause.

7	Exchange

7.1	Rights of Exchange: The holder of each Note will have the right to exchange such Note for a pro rata share of the Exchange Property at any time during the Exchange Period as provided in the Conditions. Delivery of the pro rata share of the Exchange Property upon an exercise of Exchange Rights with respect to a Note and performance by the Issuer (failing whom, the Guarantor) of its obligations in respect of such exchange shall satisfy and constitute a discharge of the Issuer’s obligations in respect of such Note. From the Exchange Date up to the date of performance by the Issuer of its obligations in respect of such exchange (the “Delivery Date”) the Issuer’s obligations relating to such Note shall be limited to the Exchange Right in relation to that Note, except as provided in the Conditions.

7.2	Adjustment to Exchange Property: The assets comprising the Exchange Property may be subject to change in accordance with the Conditions.

7.3	Selection of Investment Bank: If the Issuer fails to select an independent investment bank when required to do so for the purposes of the Conditions and such failure continues for a reasonable period (as determined by the Trustee), the Trustee shall be entitled to select such bank at the Issuer’s expense.

7.4	Payment of Stamp Duty and other expenses: The Issuer (failing whom the Guarantor) shall pay or procure the payment of any taxes and capital, stamp, issue, registration, documentary, transfer or other duties (including penalties), arising on exchange and/or on the transfer, delivery or other disposition of Exchange Property arising on exercise of Exchange Rights (“Stamp Taxes”, as defined in the Conditions) payable or imposed in the Republic of the Philippines or any other jurisdiction in which the register in respect of any securities or other property comprising Exchange Property is located or in which any property comprising Exchange Property is situated. If the Issuer (failing whom the Guarantor) shall fail to pay any such Stamp Taxes, the relevant holder, or as the case may be the Trustee, shall be entitled to tender and pay the same. The Issuer as a separate and independent stipulation, hereby covenants with the Trustee to reimburse each such Noteholder or, as the case may be, the Trustee in respect of the payment of such Stamp Taxes and any penalties payable in respect thereof which shall be payable by the Issuer. A Noteholder exercising Exchange Rights or the Trustee where it exercises Exchange Rights pursuant to Clause 8, must pay to the relevant Exchange Agent (in the case of the Trustee, by way of deduction) all, if any, taxes by reference to any disposal or deemed disposal of a Note in connection with the exercise of the Exchange Rights.

7.5	Cash Settlement Option: The Issuer is entitled to specify, in accordance with Condition 6(a)(iv), that it will, on exercise of an Exchange Right, deliver the Cash Settlement Amount (as defined in the Conditions) in order to satisfy such Exchange Right in full or in part (in which case the other part shall be satisfied by the delivery of Exchange Property) to the relevant Noteholder determined in accordance with the Conditions. The Cash Settlement Option will be deemed exercised on each occasion of an exchange by a Noteholder unless the Issuer provides an irrevocable Share Settlement Notice in accordance with the Conditions.

8	Exchange by the Trustee

8.1

Exchange: The Trustee may, in its absolute discretion (and without any responsibility for any loss occasioned thereby or by not so doing), within the period commencing on the date five days immediately prior to, and ending at the close of business on the Payment

Business Day immediately prior to, the date fixed for redemption from time to time of any of the Notes under the Conditions (other than pursuant to Condition 9(c), 9(e) or 12), elect (on behalf of the relevant Noteholders) by notice in writing to the Issuer and the Principal Agent to exercise the Exchange Rights in respect of all the Notes due for redemption on such date and in respect of which Exchange Rights have not previously been exercised by Noteholders (“Unexercised Notes”), provided that all (if any) necessary consents have been obtained and the Trustee is satisfied or is advised by an independent investment bank of international repute appointed by the Trustee at the expense of the Issuer that the net proceeds of an immediate sale of the Exchange Property arising from such exchange when converted into U.S. dollars (assuming for this purpose that the Cash Settlement Amount is not to be paid), disregarding any liability (other than a liability of the Trustee) to taxation or the payment of any capital, stamp, transfer, issue or registration duties consequent thereon, together in each case with any other amount payable by the Issuer in respect of such exercise (converted if necessary by the Trustee into U.S. dollars in such manner and at such time and at such rates as the Trustee shall consider appropriate), would be likely to exceed by five per cent. or more the Early Redemption Amount which would otherwise be payable in respect of such Unexercised Notes.

8.2	Delivery of Exchange Property to the Trustee: Subject to the Conditions, the Issuer (failing whom, the Guarantor) undertakes to deliver as soon as practicable and in any event not later than the Settlement Date to the Trustee or to its order on behalf of the holders of the Unexercised Notes so exchanged as of the relevant redemption date the Exchange Property and/or Cash Settlement Amount and/or Additional Exchange Property and/or Equivalent Amounts (if any) required to be delivered pursuant to Clause 8.1.

8.3	Sale of Exchange Property by the Trustee: The Trustee shall, on behalf of the relevant Noteholders, arrange for the sale of the Exchange Property delivered on such exchange of the Unexercised Notes as soon as practicable, and (subject to any necessary consents being obtained and to the deduction by the Trustee of any amount which it determines to be payable in respect of its liability to taxation and the payment of any capital, stamp, transfer, issue or registration duties (if any) and any costs incurred by the Trustee in connection with the transfer, delivery and sale thereof) the net proceeds of sale together payable under the Conditions and any cash in lieu of fractions and any other amount payable by the Issuer in respect of the relevant exercise (in any such case converted if necessary into U.S. dollars in such manner and at such time and at such rates as the Trustee shall consider appropriate) in respect of such Unexercised Notes shall be held by the Trustee and distributed rateably to the holders of the Unexercised Notes.

8.4	Trustee Liability: None of the Issuer, the Guarantor or the Trustee shall have any liability in respect of the exercise or non-exercise of the Trustee’s discretion pursuant to this Clause 8 or the timing of such exercise or in respect of any such sale of Exchange Property whether for the timing of any such sale or the price at which any such Exchange Property is sold or the proceeds converted into U.S. dollars, or the inability to sell any such Exchange Property or otherwise.

9	Exchange Property

Upon receipt of any Offer as is referred to in the Conditions, the Issuer shall as soon as practicable notify the Trustee and shall give notice to holders in accordance with the Conditions giving details of the Offer and stating that, subject as provided in the Conditions, the Exchange Rights shall be suspended during the Suspension Period.

10	Stamp Duties and Taxes

10.1	Stamp Duties: The Issuer (failing whom the Guarantor) will pay or procure the payment of any stamp, issue, documentary or other taxes and duties, including penalties payable in Hong Kong, Bermuda or the Cayman Islands in respect of the creation, issue and offering of the Notes, the execution or delivery of this Trust Deed. Each of the Issuer and the Guarantor will also indemnify the Trustee and the holders from and against all stamp, issue, documentary and other taxes paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be, the Noteholders, to enforce the obligations of the Issuer or of the Guarantor under this Trust Deed or the Notes.

10.2	Change of Taxing Jurisdiction: If the Issuer or the Guarantor becomes subject generally to the taxing jurisdiction of a territory or a taxing authority of or in a territory with power to tax other than or in addition to Hong Kong, Bermuda or the Cayman Islands or any such authority of or in such territory then the Issuer or, as the case may be, the Guarantor will (unless the Trustee otherwise agrees) give the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 11 with the substitution for, or (as the case may require) the addition to, the references in that Condition to the Cayman Islands, Bermuda or to Hong Kong of references to that other or additional territory or authority to whose taxing jurisdiction the Issuer or the Guarantor has become so subject. In such event this Trust Deed and the Notes will be read accordingly.

11	Application of Moneys Received by the Trustee

11.1	Declaration of Trust: All moneys received by the Trustee in respect of the Notes or amounts payable under this Trust Deed will, despite any appropriation of all or part of them by the Issuer or the Guarantor, be held by the Trustee on trust to apply them (subject to Clauses 4.6 and 11.2):

11.1.1	first, in payment of all amounts due and unpaid to the Trustee under Clause 14;

11.1.2	secondly, in payment of all amounts owing in respect of the Notes pari passu and rateably; and

11.1.3	thirdly, in payment of any balance to the Issuer for itself or, if any moneys have been received from the Guarantor and to the extent of such moneys, the Guarantor (without prejudice to any questions as to how such moneys should be dealt with as between the Issuer or the Guarantor and any other person or persons for the time being entitled thereto in priority to the Issuer).

11.2	Accumulation: If the amount of the moneys at any time available for payment in respect of the Notes under Clause 11.1 shall be less than 10 per cent. in principal amount of the Notes then outstanding, the Trustee may, at its discretion, invest such moneys in some or one of the investments hereinafter authorised for such periods as it shall consider expedient with power from time to time at the like discretion to vary such investments and accumulate such investments and the resulting interest derived therefrom; and such moneys with the resulting income therefrom may be accumulated until the accumulations, together with any other funds for the time being under the control of the Trustee and available for such payment, shall amount to at least 10 per cent. of the principal amount of the Notes then outstanding and then such accumulations and funds (after deduction of any taxes applicable thereto) shall be applied as specified in Clause 11.1.

11.3	Manner: Money held by the Trustee may be invested in the name or under the control of the Trustee in any investments or other assets in any part of the world whether or not they produce income or by placing the same on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit. If that bank or institution is the Trustee or a subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the amount of interest which would, at the then current rates be payable by it on such a deposit to an independent customer. The Trustee may any time vary any such investments for or into other investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss resulting from any such investments or deposits, whether due to depreciation in value, fluctuations in exchange rates or otherwise.

12	Covenant to Comply with Provisions

Each of the Issuer and the Guarantor hereby covenants with the Trustee that it will comply with and perform and observe all the provisions of this Trust Deed and the Conditions which are expressed to be binding on it. The Conditions shall be binding on the Issuer, the Guarantor and the holders. The Trustee shall be entitled to enforce the obligations of the Issuer and the Guarantor under the Notes and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Notes. The provisions contained in the Schedules shall have effect in the same manner as if herein set forth.

13	Covenants

So long as any Note is outstanding, the Issuer and the Guarantor will each:

13.1	Books of Account: keep, and procure that each of their respective Subsidiaries keeps, proper books of account and, at any time after an Event of Default or a Potential Event of Default has occurred, so far as permitted by applicable law, regulation or contractual obligation, allow, and procure that each such Subsidiary will allow, the Trustee and anyone appointed by it to whom the Issuer, the Guarantor and/or the relevant Subsidiary has no reasonable objection, access to its books of account at all reasonable times during normal business hours;

13.2	Information: give to the Trustee such opinions, certificates, information and evidence as it shall require for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under this Trust Deed or by operation of law unless the Issuer or the Guarantor (as the case may be) is prohibited by law, regulation or contractual obligation to disclose such information;

13.3

Financial Statements etc.: send to the Trustee (i) in the case of the Issuer, as soon as available two copies in English of its annual and semi-annual financial statements and (ii) in the case of the Guarantor as soon as available and in any event within 180 days of the end of the relevant financial year (beginning with the year ended 31 December 2004), two copies in English of its audited annual financial statements and as soon as available and in any event within 120 days after the end of the relevant semi-annual financial period, two copies in English of its semi-annual financial statements; and as soon as practicable after the issue or publication thereof three copies in English of every balance sheet, profit and loss account, report, circular and notice of general meeting and every other document issued or sent to the Guarantor’s shareholders generally in their capacity as such together with any of the foregoing and every document issued or sent to holders of securities other than the Guarantor’s shareholders (including the Noteholders);

13.4	Notice of Events of Default: give notice in writing to the Trustee immediately on becoming aware of the happening of any Event of Default, Potential Event of Default or Delisting, or upon the occurrence of any event that would require any Security or any other arrangement to be provided for the purposes of Condition 4;

13.5	Certificate of Compliance: provide to the Trustee:

(i)	within 7 days of any request by the Trustee; and

(ii)	at the same time as delivery of the annual audited financial statements of the Guarantor required to be dispatched to the Trustees pursuant to Clause 13.3,

a certificate in the English language, signed by a director of the Guarantor certifying (to the best of their knowledge and belief, having made all reasonable enquiries) that up to a specified date not earlier than five days before the date of the Certificate (the “Certified Date”) there did not exist nor had there existed at any time prior thereto since the Certified Date in respect of the previous such certificate (or, in the case of the first such certificate, since the date of this Trust Deed) any Event of Default or Potential Event of Default or other breach of this Trust Deed or, if such an event had occurred, giving details of it;

13.6	Notes Held by Issuer and Guarantor: send to the Trustee within 7 days of receipt of a request in writing by the Trustee a certificate of the Guarantor (signed on its behalf by any a director) setting out the total number of Notes which at the date of such certificate are held by or for the benefit of the Guarantor or, as the case may be, the Issuer or any Subsidiary of the Guarantor;

13.7	Further Acts: so far as permitted by applicable law or regulation, at all times execute all such further documents and do all such further acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to the provisions of this Trust Deed;

13.8	Payments: pay moneys payable by it to the Trustee hereunder without set off, counterclaim, deduction or withholding, unless otherwise compelled by law and in the event of any deduction or withholding compelled by law will pay such additional amount as will result in the Trustee receiving the amount after such deduction or withholding which would otherwise have been receivable by the Trustee hereunder had no such deduction or withholding been required;

13.9	Agents: at all times maintain Agents in accordance with the Conditions;

13.10	Notice of Late Payment or Non-Payment: in the event of the unconditional payment to the Principal Agent or Trustee of any sum due in respect of the Notes being made after the due date for payment or not being made at all forthwith give or procure to be given notice to the Noteholders in accordance with the Conditions that such payment has or, as the case may be, has not been made;

13.11

Listing: use its best endeavours to maintain a listing of the Notes on the SGX-ST for as long as any Notes are outstanding. If, however, the maintenance of such listing is agreed by the Trustee to be unduly onerous, the Issuer will instead use all reasonable endeavours to obtain and thereafter to maintain a listing for the Notes on such other stock exchange as it may (with the approval of the Trustee decide or, failing such decision, as the Trustee may determine) and shall also use all reasonable endeavours to procure that there will at all times be furnished to any such stock exchange or securities market such information as such stock exchange or securities market may require to be furnished in accordance with its requirements and shall also upon obtaining a quotation or listing of the Notes on such other stock exchange or exchanges or securities market or markets enter into a deed supplemental hereto to effect such consequential amendments to this Trust Deed as the Trustee may require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

13.12	Change in Agents: give not less than 30 days’ notice to the Noteholders in accordance with the Conditions of the proposed resignation or removal of any Agent or of any change in such Agent’s specified office (subject to the Issuer and the Guarantor having received notice of such change in accordance with the provisions of the Agency Agreement) and give notice to the Noteholders in accordance with the Conditions of any proposed appointment of any Agent prior thereto or within 30 days thereafter provided always that so long as any of the Notes remains outstanding in the case of the termination of the appointment of the Principal Agent or the Registrar, no such notice shall take effect until a new Principal Agent or Registrar has been appointed on terms approved in writing by the Trustee;

13.13	Notice to holders: send or procure to be sent to the Trustee at least three days prior to the date of publication the form of each notice to be given to holders, and upon publication send to the Trustee two copies of such notice (each such notice to be given to the holders to be in a form approved by the Trustee (such approval, unless so expressed, not to constitute approval for the purposes of Section 1 of the Financial Services and Markets Act 2000 (the “FSMA”) of a communication within the meaning of Section 21 of the FSMA));

13.14	Early Redemption: give notice to the Trustee of any proposed early redemption pursuant to the Conditions and (where required by the Conditions) provide the Trustee with evidence satisfactory that all conditions to such redemption have been satisfied;

13.15	Annual Certificate of Material Subsidiaries: give to the Trustee (i) on the date hereof, (ii) within 7 days of any request by the Trustee and (iii) at the same time as delivery of the audited financial statements of the Guarantor required to be dispatched pursuant to Clause 13.3, a certificate signed by a director of the Guarantor listing those business entities or, as the case may be those Subsidiaries of the Guarantor, which were Material Subsidiaries or Material Affiliates of the Guarantor as at the date hereof or, as the case may be, the Certified Date of the relevant certificate;

13.16	Exchange Property: at the same time as delivering the semi-annual and annual financial statements of the Guarantor required to be despatched pursuant to Clause 13.3, a certificate in the English language signed by a director of the Guarantor certifying that (to the best of their knowledge and belief, having made all reasonable enquiries), as at the Certified Date, the Custody Account and the Cash Account contain all Exchange Property that would be required to be delivered upon exercise of all the Exchange Rights outstanding on such date (excluding any Exchange Property to be delivered pursuant to an Exchange Notice received prior to the Certified Date). For the avoidance of doubt, for the purpose of this clause, all Exchange Property that is the subject of any Permitted Stock Lending will be deemed to be contained in the Custody Account.

13.17	Material Subsidiaries: give to the Trustee as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes or ceases to be a Material Subsidiary or a Material Affiliate or after any transfer is made to any Subsidiary, Affiliate or business entity which thereby becomes a Material Subsidiary or a Material Affiliate, a certificate signed by a director of the Guarantor to such effect; and

13.18	Legal Opinions: prior to the making of any modification to this Trust Deed, and upon receiving a prior written request from the Trustee to do so, procure the delivery of legal opinion(s) as to English law and any other relevant law, addressed to the Trustee dated the date of such modification or amendment or supplement, as the case may be, and in a form acceptable to the Trustee from legal advisors acceptable to the Trustee.

14	Remuneration and Indemnification of the Trustee

14.1	Normal Remuneration: For so long as any Note is outstanding the Issuer (failing whom the Guarantor) shall pay the Trustees as remuneration for its services as Trustee such sum on such dates in each case as they may from time to time agree. Such remuneration will accrue from day to day from the date of this Trust Deed. However, if any payment to a Noteholder of moneys due in respect of any Note is improperly withheld or refused, such remuneration will again accrue as from the date of such withholding or refusal until payment to such Noteholder.

14.2	Extra Remuneration: If an Event of Default or Potential Event of Default shall have occurred or if the Trustee finds it expedient or necessary or is requested by the Issuer or the Guarantor to undertake duties that are of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Trust Deed, the Issuer (failing whom the Guarantor) shall pay such additional remuneration as they may agree or, failing agreement as to any of the matters in this Clause (or as to such sums referred to in Clause 14.1), as determined by an independent investment bank (acting as an expert) selected by the Trustee and approved by the Issuer and the Guarantor or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales. The expenses involved in such nomination and such an independent investment bank’s fee shall be payable by the Issuer. The determination of such an independent investment bank shall be conclusive and binding on the Issuer, the Guarantor, the Trustee and the Noteholders.

14.3	Expenses: The Issuer (failing whom the Guarantor) shall also pay or discharge on demand by the Trustee all costs, charges, liabilities and expenses properly incurred by the Trustee in the preparation and execution of this Trust Deed, the performance of its functions and the exercise of its discretions and powers under this Trust Deed, including, but not limited to, legal and travelling expenses and any stamp, documentary or other taxes or duties paid by the Trustee in connection with any legal proceedings brought or contemplated by the Trustee against the Issuer or the Guarantor to enforce any provision of this Trust Deed or the Notes and in addition shall pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under this Trust Deed. Such costs, charges, liabilities and expenses will:

14.3.1	in the case of payments made by the Trustee before such demand (if not made within 10 days of receipt of such demand) carry interest from the date of the demand to the date of payment at the rate of 2 per cent. per annum over the best lending rate of The Hongkong and Shanghai Banking Corporation Limited on the date on which the Trustee made such payments; and

14.3.2	in other cases carry interest at such rate from 30 days after the date of the demand or (where the demand specifies that payment is to be made on an earlier date) from such earlier date.

14.4	Indemnity: The Issuer (failing whom the Guarantor) will on demand by the Trustee indemnify it in respect of Amounts or Claims paid or incurred by it in acting as trustee under this Trust Deed (including (1) any Agent/Delegate Liabilities and (2) in respect of disputing or defending any Amounts or Claims made against the Trustee or any Agent/Delegate Liabilities). The Issuer (failing whom the Guarantor) will on demand by such agent or delegate indemnify it against such Agent/Delegate Liabilities. “Amounts or Claims” are losses, liabilities, costs, claims, actions, demands or expenses and “Agent/Delegate Liabilities” are Amounts or Claims which the Trustee is or would be obliged to pay or reimburse to any of its agents or delegates appointed pursuant to this Trust Deed. The Contracts (Rights of Third Parties) Act 1999 applies to this Clause 14.4.

14.5	Continuing Effect: Clauses 14.3 and 14.4 shall continue in full force and effect as regards the Trustee even if it no longer is Trustee unless otherwise specified in any discharge of the trusts of this Trust Deed.

15	Provisions Supplemental to the Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed.

Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowable by law, prevail and, in the case of such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000. The Trustee shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as follows:

15.1	Advice: The Trustee may in relation to this Trust Deed and the Conditions act on the advice or opinion of or any information obtained from any lawyer, valuer, accountant, banker, broker or other expert whether obtained by or addressed to the Issuer, the Guarantor, the Trustee, the Principal Agent or otherwise, and notwithstanding any monetary or other limit on liability contained therein and shall not be responsible to anyone for any loss occasioned by so acting.

15.2	Transmission of Advice: Any such advice, opinion or information may be sent or obtained by letter, electronic mail or fax and the Trustee shall not be liable for acting on any advice, opinion or information purporting to be conveyed by any such letter, electronic mail or fax, notwithstanding any limitation on liability (monetary or otherwise) in relation to such person’s opinion or advice and even if it contains some error or shall not be authentic.

15.3	Certificate signed by Directors: The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by any a director of the Issuer or the Guarantor of such fact, matter or expediency and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any loss that may be occasioned by any of the Trustee acting on such certificate.

15.4	Reliance: The Trustee shall be entitled to rely without liability to Noteholders on any certificate delivered to it under Clause 13.5. Further, any certificate or report of the Auditors or any other expert provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of this Trust Deed may be relied upon by the Trustee as sufficient evidence of the facts stated therein notwithstanding that such certificate or report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limit on or exclusion of the liability of the Auditors or such other expert in respect thereof and notwithstanding that the scope and/or basis of such certificate or report may be limited by any engagement or similar letter or by the terms of the certificate or report itself..

15.5	Deposit of the Documents: The Trustee shall be at liberty to hold or to place this Trust Deed and any other documents relating to the Notes in any part of the world on any terms with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for any loss incurred in connection with any such deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

15.6	Payment for and Delivery of Notes: The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of the Notes by the Issuer, the exchange of any Global Certificate for another Global Certificate or Definitive Certificates or the delivery of any Global Certificate or Definitive Certificate to the person(s) entitled to it or them.

15.7	Notice of Event of Default: The Trustee shall not be bound to give notice to any person of the execution hereof or to take any steps to ascertain whether any Event of Default, Potential Event of Default, Delisting or any event pursuant to which the Exchange Property falls or may fall to be adjusted in accordance with the Conditions has happened and until it shall have actual knowledge or express notice to the contrary the Trustee shall be entitled to assume that no such event has happened and each of the Issuer and the Guarantor is observing and performing all its obligations under this Trust Deed.

15.8	Discretion: Save as may be provided in this Trust Deed, the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of the discretions hereby vested in it (the exercise or non-exercise of which (as between the Trustee and the Noteholders) shall be conclusive and binding on the Noteholders) and will not be responsible for any loss, liability, costs, claim, action, demand, expense or inconvenience which may result from their exercise or non-exercise but wherever the Trustee is under the provisions of this Trust Deed bound to act at the request or direction of the holders it shall nevertheless not be so bound unless first indemnified and/or secured by or on behalf of the relevant Noteholder(s) to its satisfaction against all actions proceedings claims and demands to which it may render itself liable and all costs charges damages expenses and liabilities which it may incur by so doing.

15.9	Resolutions of holders: The Trustee shall not be liable for acting in good faith upon any resolution purporting to have been passed at any meeting of the holders of the Notes in respect whereof minutes have been made and signed or any written resolution or direction or request of the holders of the Notes even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution or (in the case of a direction or request or written resolution) it was not signed by the requisite number of holders or that for any reason the resolution, direction or request was not valid or binding upon the holders.

15.10	Forged Notes: The Trustee shall not be liable to the Issuer, the Guarantor or any holder by reason of having accepted in good faith as valid or not having rejected in good faith any Notes purporting to be such and subsequently found to be forged or not authentic, save in the case of fraud or wilful default.

15.11	Responsibility for Agents etc: If the Trustee exercises reasonable care in selecting any custodian, agent, delegate or nominee appointed under this Clause (an “Appointee”), it will not have any obligation to supervise the Appointee or be responsible for any loss, liability, cost, claim, action, demand or response incurred by reason of the Appointee’s misconduct or default or the misconduct or default of any substitute appointed by the Appointee.

15.12	Nominees: In relation to any asset held by it under this Trust Deed, the Trustee may appoint any person to act as its custodian or nominee on any terms.

15.13	Delegation: Whenever it considers it expedient in the interests of holders, the Trustee may delegate to any person on any terms (including power to sub-delegate) all or any of its functions.

15.14	Agents: Whenever it considers it necessary or expedient in the interest of holders, the Trustee may in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt or payment of money).

15.15	Consent: Any consent or approval given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in this Trust Deed may be given retrospectively. The Trustee may give any consent or approval, exercise any power, authority or discretion or take any similar action (whether or not such consent, approval, power, authority, discretion or action is specifically referred to in this Trust Deed) if it is satisfied that the interests of the Noteholders will not be materially prejudiced thereby. For the avoidance of doubt, the Trustee shall not have any duty to the Noteholders in relation to such matters other than that which is contained in the preceding sentence.

15.16	Determinations Conclusive: The Trustee as between itself and the holders shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Trust Deed and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the holders.

15.17	Confidentiality: The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any holder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the Issuer, the Guarantor or any other person in connection with the trusts of this Trust Deed and no holder shall be entitled to take any action to obtain from the Trustee any such information.

15.18

Taxation: In connection with the exercise by it of any of its trusts, power, authorities and discretions under this Trust Deed (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class and shall not have regard to any interest arising from circumstances particular to individual Noteholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder be entitled to claim, from the Issuer, the Guarantor, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders except to the extent already provided for in Condition 11 and/or any undertaking given in addition thereto or in substitution therefore under this Trust Deed.

15.19	Currency Conversion: Where it is necessary or desirable to convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law and subject always to the Conditions) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Issuer, the Guarantor and the holders.

15.20	No Responsibility for Exchange Property: The Trustee shall not at any time be under any duty or responsibility to any holder to determine whether any facts exist which may require any adjustment to the assets comprising the Exchange Property in accordance with the Conditions or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same. The Trustee shall not at any time be under any duty or responsibility in respect of the validity or value (or the kind or amount) of the Exchange Property, which may at any time be made available or delivered upon the exchange of any Notes; and it makes no representation with respect thereto. The Trustee shall not be responsible for any failure of the Issuer or the Guarantor to deposit any Exchange Property with the Custodian or to make available or deliver the Exchange Property or to make any payment upon the exercise of the Exchange Right in respect of any Notes or of the Issuer or the Guarantor to comply with any of its covenants contained in this Trust Deed. The Trustee shall not at any time be under any duty or responsibility for monitoring or checking whether any particular PLDT Shares, Securities, cash or other assets should or should not be part of the Exchange Property or whether any notices, instructions and/or directions given by Larouge to the Custodian are correct or have been given in accordance with the provisions of this Trust Deed and the Agency Agreement and shall be entitled to assume that any notices, instructions and/or directions given by Larouge to the Custodian pursuant to this Trust Deed and/or the Agency Agreement are correct and have been given in accordance with this Trust Deed and/or the Agency Agreement and shall not incur any liability by reason of any such notice, instruction and/or direction being given in breach of any provision of this Trust Deed and/or the Agency Agreement.

15.21	Notes held by the Issuer, Guarantor etc: In the absence of actual knowledge or express notice to the contrary the Trustee may assume that no Notes are for the time being held by or on behalf of the Issuer, the Guarantor or either of their subsidiaries.

15.22	Trustee Liability: Nothing contained in these presents shall require the Trustee to undertake any illegal act or any act contrary to applicable law or regulation or to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties of the exercise of any rights, power, authority or discretion hereunder if it has grounds for belief that the funds or adequate indemnity against or security for such risk or liability is not assured to it.

15.23	Liability for Execution etc: The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating or expressed to be supplemental thereto (other than any licence, consent or other authority required in connection with the performance by the Trustee of its obligations under this Trust Deed).

15.24	No Responsibility for Legal Opinions: The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to the Notes or for checking or commenting upon the content of any such legal opinion and shall not be responsible for any loss or liability incurred thereby.

15.25	No Responsibility for Investigations: The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, or any other agreement or document relating to the transactions contemplated in this Trust Deed or under such other agreement or document.

15.26	Force Majeure: In no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Trust Deed or any other transaction document because of circumstances beyond such Trustee’s control, including, without limitation, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, labour disputes, any laws, ordinances, regulations or the like which restrict or prohibit the performance of the obligations contemplated by this Trust Deed or any other transaction document, inability to obtain or the failure of equipment, or interruption of communications or computer facilities, and other causes beyond such Trustee’s control whether or not of the same class or kind as specifically named above.

15.27	Determinations: The Trustee may certify that any of the conditions, events and acts set out in paragraphs (b), (d), (e), (f), (g), (i) and (k) (other than the winding up or dissolution of the Issuer or the Guarantor) of Condition 12 (each of which conditions, events and acts shall, unless in any case the Trustee in its absolute discretion shall otherwise determine, for all the purposes of this Trust Deed be deemed to include the circumstances resulting therein and the consequences resulting therefrom) is in its opinion materially prejudicial to the interests of the Noteholders and any such certificates shall be conclusive and binding upon the Issuer, the Guarantor and the Noteholders.

15.28	Professional Services: Any trustee of this Trust Deed being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of this Trust Deed and also his proper charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with this Trust Deed.

15.29

Publication of Notices: The Trustee shall not be obliged to publish or approve the form of any notice published in connection with this Trust Deed or the Conditions and in the event that the Trustee agrees to publish or approve the form of such a communication, it shall be entitled to request that it be provided with such evidence as it may reasonably require that such communication may be lawfully issued or received in any jurisdiction and may further or as an alternative request that the Issuer shall procure that the communication concerned is issued or approved for issue by a person authorised to do so in such jurisdiction.

15.30	Trustee’s Actions: Nothing contained in this Trust Deed shall require the Trustee to declare the Notes due and repayable, take any steps to enforce the performance of any provision of this Trust Deed or expend or risk its own funds or to otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder unless and until it shall be indemnified and/or secured to its satisfaction against all proceedings, claims and demands to which it may be or become liable and all costs, charges, expenses and liabilities which may be incurred by it in connection therewith.

15.31	Trustee’s Withholding: Notwithstanding anything contained in this Trust Deed and the Conditions, to the extent required by any applicable law, if the Trustee is required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Trustee is otherwise charged to, or may become liable to, tax as a consequence of performing its duties and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled hereunder or any Notes or Certificates from time to time representing the same, including any income or gains arising therefrom, or any action of the Trustee in or about the administration of the trusts hereof or otherwise, in any case other than any tax generally payable by the Trustee on its income, then the Trustee shall be entitled to make such deduction or withholding or (as the case may be) to retain out of sums received by it in respect of this Trust Deed an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee on trust hereunder.

15.32	Consequential Loss: Notwithstanding any provision of this Trust Deed to the contrary, the Trustee shall not in any event be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), whether or not foreseeable, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of trust or otherwise.

16	Trustee Liable for Negligence

Subject always to the provisions of clause 15.32, if the Trustee fails to show the degree of care and diligence required of it as trustee, having regard to the provisions of this Trust Deed conferring on it any powers, authorities or discretions, nothing in this Trust Deed shall relieve or indemnify it from or against any liability which would otherwise attach to it in respect of any negligence, wilful default or wilful breach of duty or breach of trust of which it may be guilty.

17	Waiver and Proof of Default

17.1

Waiver: The Trustee may, without the consent of the holders and without prejudice to its rights in respect of any subsequent breach or Event of Default or Potential Event of Default, from time to time and at any time, on such terms as seem expedient to it, if in its opinion the interests of the holders will not be materially prejudiced thereby, (i) waive or authorise any breach or proposed breach by the Issuer or the Guarantor of this Trust Deed or the Conditions, (ii) determine that an Event of Default or Potential Event of Default will not be treated as such for the purposes of this Trust Deed; (iii) authorise on such terms and conditions (if any) as aforesaid, any act or thing which would but for this provision and such authorisation be in breach of any provision of this Trust Deed or the Notes; and (iv) concur with the Issuer and the Guarantor in waiving or modifying any terms and conditions imposed by it pursuant to (i) to (iii) above inclusive or in connection with any consent given by it pursuant to any other provision of this Trust Deed or the Notes provided that the Trustee will not do so in contravention of an express direction given by an Extraordinary Resolution. No such direction or request will affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination will be binding on the holders and, if the Trustee so requires, will be notified to the holders as soon as practicable.

17.2	Proof of Default: Proof that the Issuer or the Guarantor has failed to pay a sum due to a Noteholder will (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Notes which are then payable.

18	Trustee not Precluded from Entering into Contracts

The Trustee and any other person, whether or not acting for itself, may acquire, hold or dispose of any Note or other security (or any interest therein) of the Issuer or the Guarantor or any other person, may enter into or be interested in any contract or transaction with any such person and may act on, or as depositary or agent for, any committee or body of holders of any securities of any such person in each case with the same rights as it would have had if the Trustee were not acting as Trustee and need not account for any profit.

19	Modification and Substitution

19.1	Modification: The Trustee may agree without the consent of the holders to any modification to this Trust Deed or the Conditions which is, in its opinion, of a formal, minor or technical nature or to correct a manifest error or to comply with mandatory provisions of law. The Trustee may also so agree to any modification to this Trust Deed or the Conditions which is in its opinion not materially prejudicial to the interests of the holders. Any such modification shall be binding on the holders. The Issuer shall, upon a modification pursuant to this Clause 19, unless the Trustee agrees otherwise, give notice to the holders in accordance with Condition 16.

19.2	Substitution:

19.2.1	The Trustee may, without the consent of the Noteholders, agree to the substitution of any entity (the “Substituted Obligor”) in place of the Issuer (or of any previous substitute under this sub-Clause) as the principal debtor under this Trust Deed and the Notes provided that:

(i)	a deed is executed or undertaking given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by this Trust Deed and the Notes (with consequential amendments as the Trustee may deem appropriate) as if the Substituted Obligor had been named in this Trust Deed and the Notes as the principal debtor in place of the Issuer;

(ii)	if the Substituted Obligor is subject generally to the taxing jurisdiction of a territory or any authority of or in that territory with power to tax (the “Substituted Territory”) other than or in addition to the territory to the taxing jurisdiction of which (or to any such authority of or in which) the Issuer is subject generally (the “Issuer’s Territory”), the Substituted Obligor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to Condition 11 with the substitution for, or as the case may be, the addition to the references in that Condition to the Issuer’s Territory of references to the Substituted Territory whereupon the Trust Deed and the Notes will be read accordingly;

(iii)	if any two directors of the Substituted Obligor certify that it will be solvent immediately after such substitution, the Trustee need not have regard to the Substituted Obligor’s financial condition, profits or prospects or compare them with those of the Issuer;

(iv)	without prejudice to the right of reliance of the Trustee under paragraph (iii) above, the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interest of Noteholders;

(v)	(unless the Guarantor is the Substituted Obligor) the obligations of the Substituted Obligor under this Trust Deed and the Notes are or remain guaranteed by the Guarantor in the same terms (with consequential amendments as necessary) as the Guarantee to the Trustee’s satisfaction; and

(vi)	arrangements are made to the satisfaction of the Trustee to safeguard the Exchange Rights.

19.2.2	Release of Substituted Issuer: An agreement by the Trustee pursuant to Clause 19.2 will, if so expressed, release the Issuer (or a previous substitute) from any or all of its obligations under this Trust Deed and the Notes. Notice of the substitution will be given to the Noteholders within 14 days of the execution of such documents and compliance with such requirements.

19.2.3	Completion of Substitution: On completion of the formalities set out in Clause 19.2, the Substituted Obligor will be deemed to be named in this Trust Deed and the Notes as the principal debtor in place of the Issuer (or of any previous substitute) and this Trust Deed and the Notes will be deemed to be amended as necessary to give effect to the substitution.

20	Appointment, Retirement and Removal of the Trustees

20.1	Appointment: Subject to the rights of the Issuer and the Guarantor in Clause 20.5, each of the Issuer and the Guarantor has the power of appointing new trustees but no one may be so appointed unless previously approved by an Extraordinary Resolution. Any new trustee must be a trust corporation. Any appointment of a new trustee will be notified by the Issuer to the holders as soon as practicable.

20.2	Retirement and Removal: Any Trustee may retire at any time on giving at least two months’ written notice to the Issuer and the Guarantor without giving any reason or being responsible for any costs occasioned by such retirement and the holders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of a sole trust corporation will not be effective until a trust corporation is appointed as successor Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, the Issuer and the Guarantor will use all reasonable endeavours to procure that another trust corporation be appointed as Trustee. If the Issuer and the Guarantor have failed to appoint a trust corporation to replace the Trustee within the two month notice period or within two months after the date of such Extraordinary Resolution, the Trustee will be entitled but not obliged to appoint an alternative trust corporation to replace the Trustee, with the costs of such appointment being borne by the Issuer.

20.3	Co-Trustees: The Trustee may, despite Clause 20.1, by written notice to the Issuer and the Guarantor appoint anyone to act as an additional trustee (either as a separate trustee or as a co-trustee) jointly with the Trustee:

20.3.1	if the Trustee considers the appointment to be in the interests of the holders;

20.3.2	to conform with a legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed; or

20.3.3	to obtain a judgment or to enforce a judgment or any provision of this Trust Deed in any jurisdiction.

Subject to the provisions of this Trust Deed the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may by written notice to the Issuer and the Guarantor and that person remove that person. At the Trustee’s request, each of the Issuer and the Guarantor will forthwith do all things as may be required to perfect such appointment or removal and irrevocably appoints the Trustee as its attorney in its name and on its behalf to do so.

20.4	Powers Additional: The powers conferred by this Trust Deed upon the Trustees shall be in addition to any powers which may from time to time be vested in them by general law or as the holder of any of the Notes.

20.5	Merger: Any corporation into which such Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

20.6	Competence of a Majority of Trustees: If there are more than two Trustees the majority of them will be competent to perform the Trustee’s functions provided the majority includes a trust corporation.

20.7

Termination of Appointment: The appointment of any Trustee will forthwith terminate if at any time it becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a receiver, administrator or other similar official of all or any substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payments thereof, or if a resolution is passed or an order made for the winding up or dissolution of such Trustee, or if a receiver, administrator or other similar official of such Trustee or all or any substantial part of its property is appointed.

21	Currency Indemnity

21.1	Currency of Account and Payment: Subject to the Conditions, U.S. dollars (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer or the Guarantor under or in connection with this Trust Deed and the Notes, including damages.

21.2	Extent of discharge: Subject to the Conditions, an amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or the Guarantor or otherwise), by the Trustee or any holder in respect of any sum expressed to be due to it from the Issuer or the Guarantor will only discharge the Issuer or the Guarantor, as the case may be, to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

21.3	Indemnity: Subject to the Conditions, if that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Notes, the Issuer, failing whom the Guarantor, will indemnify it against any loss sustained by it as a result. In any event, the Issuer, failing whom the Guarantor, will indemnify the recipient against the cost of making any such purchase.

21.4	Indemnity separate: The indemnities in this Clause 21 and in Clauses 4.9 and 14.4 constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustees and/or any holder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed and/or the Notes or any other judgment or order.

22	Communications

Any communication shall be by pre-paid post (air mail if overseas), fax or delivery by hand:

in the case of the Issuer, to it at:

First Pacific Finance Limited

c/o 24th Floor, Two Exchange Square

8 Connaught Place, Central

Hong Kong SAR

Fax no.:	+852 2810 4313
Attention:	The Board of Directors

in the case of the Guarantor, to it at:

First Pacific Company Limited

24th Floor, Two Exchange Square

8 Connaught Place, Central

Hong Kong SAR

Fax no.:	+852 2810 4313
Attention:	The Company Secretary

in the case of the Trustee, to it at:

The Hongkong and Shanghai Banking Corporation Limited

Level 30, HSBC Main Building

1 Queen’s Road, Central

Central, Hong Kong SAR

Fax no.:	+852 2801 5586
Attention:	Corporate Trust and Loan Agency

In the case of Larouge, to it at:

Larouge B.V.

Rokin 55

1012 KK Amsterdam

The Netherlands

Fax no.:	+31 20 521 4825
Attention:	Meespierson Intertrust BV (Mr Gerard J Van Spall)

with a copy to:

24th Floor, Two Exchange Square

8 Connaught Place, Central

Hong Kong SAR

Fax no.:	+852 2810 4313
Attention:	Legal Department

Communications will be deemed to take effect, if sent by post 48 hours after dispatch, and if sent by fax at the time of dispatch.

23	Further Issues

23.1	Supplemental Trust Deed: If the Issuer issues further securities as provided in the Conditions (to be constituted by this Trust Deed), the Issuer and the Guarantor shall, before their issue, execute and deliver to the Trustee a deed supplemental to this Trust Deed containing such provisions (whether or not corresponding to any of the provisions of this Trust Deed) as the Trustee may require including, without limitation, a covenant to pay in the form mutatis mutandis set out in Clause 2 and (if applicable) an affirmation of the guarantee set out in Clause 4.

23.2	Meetings of holders: If the Trustee so directs, Schedule 3 shall apply equally to holders and to holders of any further securities issued pursuant to the Conditions as if references in it to “Notes” and “holders” were also to such securities and their holders respectively.

24	Counterparts

This Trust Deed and any Trust Deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any Trust Deed supplemental hereto may enter into the same by executing and delivering a counterpart.

25	Severability

In case any provision in or obligation under this Trust Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

26	Governing Law and Jurisdiction

26.1	Governing Law: This Trust Deed and the Notes are governed by and shall be construed in accordance with English law, other than with respect to Clause 6.4 which shall be governed by and construed in accordance with the laws of the Netherlands.

26.2	Jurisdiction: The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Trust Deed or the Notes and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed or the Notes (“Proceedings”) may be brought in such courts. The Issuer, the Guarantor and Larouge each irrevocably submits to the jurisdiction of such courts and waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. These submissions are for the benefit of Trustee and the holders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

26.3	Service of Process: Each of the Issuer, the Guarantor and Larouge irrevocably appoints Hackwood Secretaries Limited of One Silk Street, London EC2Y 8HQ, to receive for it and on its behalf service of process in any Proceedings in England. If for any reason such process agent ceases to be able to act as such or no longer has an address in England each of the Issuer, the Guarantor and Larouge shall forthwith appoint a substitute process agent and deliver to the Trustee a copy of the new agent’s acceptance of that appointment within 30 days. In the event that the Issuer and/or the Guarantor and/or Larouge fail to appoint such a substitute process agent within a reasonable period, the Trustee shall be entitled to appoint a substitute process agent for the Issuer and/or the Guarantor and/or Larouge. The Issuer shall forthwith notify the holders in accordance with the Conditions of the appointment of a substitute process agent. Nothing shall affect the right to serve process in any other manner permitted by law.

Schedule 1

Form of Definitive Certificate

On the front:

Denomination	ISIN	Series	Certif. No.

XS0210162680

First Pacific Finance Limited

(Incorporated with limited liability in the Cayman Islands)

U.S.$199,000,000 Zero Coupon Guaranteed Exchangeable Notes due 2010

Guaranteed by First Pacific Company Limited

exchangeable into Common Stock of par value Php 5.00 each of

Philippine Long Distance Telephone Company

Certificate

This Certificate forms part of a series designated as specified in the title (the “Notes”) of First Pacific Finance Limited (the “Issuer”) constituted by the Trust Deed referred to on the reverse hereof. The Notes are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the “Conditions”) set out on the reverse hereof. All sums payable in respect of the Notes are unconditionally and irrevocably guaranteed by the Guarantor.

The Issuer hereby certifies that [•] of [•] is, at the date hereof, entered in the Register as the holder of Notes in the principal amount of U.S.$[•] ([•] United States dollars).

This Certificate shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Registrar.

This Definitive Certificate is evidence of entitlement only. Title to the Notes passes only on due registration on the Register and only the duly registered holder is entitled to payments on the Notes in respect of which this Definitive Certificate is issued. The Notes in respect of which this Certificate is issued are exchangeable in accordance with the Conditions and the Trust Deed.

This Certificate shall not be valid for any purpose until authenticated by or on behalf of the Registrar. This Certificate is governed by, and shall be construed in accordance with, English law.

In witness whereof the Issuer has caused this Certificate to be signed in facsimile on its behalf.

Dated: 18 January 2005

FIRST PACIFIC FINANCE LIMITED

By:
[Authorised Signatory]

Certificate of Authentication

This Definitive Certificate is authenticated by or on behalf of the Registrar without recourse, warranty or liability.

By:
Authorised Signatory

THE NOTES, THE GUARANTEE IN RESPECT OF THE NOTES AND THE PLDT SHARES TO BE DELIVERED UPON EXERCISE OF THE EXCHANGE RIGHTS ATTACHING TO THE NOTES HAVE NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).

On the back:

TERMS AND CONDITIONS OF THE NOTES

The issue of the U.S.$199,000,000 Zero Coupon Guaranteed Exchangeable Notes due 2010 (the “Notes”, which expression shall, except where otherwise indicated, include any further Notes issued in accordance with Condition 17 and consolidated and forming a single series with the Notes) of First Pacific Finance Limited (the “Issuer”) exchangeable into PLDT Shares (as defined below) was authorised by a resolution of the Board of Directors of the Issuer passed on 6 December 2004. The guarantee of the Notes was authorised by a resolution of the Board of Directors of First Pacific Company Limited (the “Guarantor”) passed on 6 December 2004. The Notes are constituted by a trust deed (as modified and/or restated from time to time in accordance with its terms, the “Trust Deed”) dated 18 January 2005 (the “Closing Date”) and made between the Issuer, the Guarantor, The Hongkong and Shanghai Banking Corporation Limited (the “Trustee”, which term shall, where the context so permits, include all other persons or companies acting as trustee or trustees thereof) as trustee for the holders of the Notes and Larouge B.V., as initial holder and/or beneficial owner of the initial Exchange Property (as defined below). The Issuer and the Guarantor have entered into a paying and exchange agency agreement (the “Agency Agreement”) dated the Closing Date with the Trustee, The Hongkong and Shanghai Banking Corporation Limited (acting from its office in Hong Kong) as principal paying agent (the “Principal Agent”), transfer agent (the “Transfer Agent”) and exchange agent (the “Exchange Agent”), The Hongkong and Shanghai Banking Corporation Limited (acting from its office in Hong Kong) as registrar (the “Registrar”) and paying agent (the “Paying Agent” and together with the Principal Agent, the “Paying Agents”), The Hongkong and Shanghai Banking Corporation Limited (acting from its office in Hong Kong) as custodian with respect to the Exchange Property (the “Custodian”) and Larouge B.V. In these Conditions, the Paying Agents, the Transfer Agents, the Exchange Agent and the Registrar are together referred to as the “Agents”. The statements in these terms and conditions of the Notes (the “Conditions”) include summaries of, and are subject to, the detailed provisions of the Trust Deed. Copies of the Trust Deed and the Agency Agreement are available for inspection by Noteholders (as defined in Condition 1(b)) at the specified office of the Trustee being at the date hereof at Level 30, HSBC Main Building, 1 Queen’s Road Central, Hong Kong and at the specified offices of each of the Agents. The Noteholders are entitled to the benefit of the Trust Deed and are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Agency Agreement applicable to them.

1	Form, Denomination and Title

(a)	Form and Denomination

The Notes are issued in registered form in the denomination of U.S.$10,000 each. A certificate (each a “Certificate”) will be issued to each Noteholder in respect of its registered holding of Notes. Each Certificate will be numbered serially with an identifying number which will be recorded on the relevant Certificate and in the register of Noteholders (the “Register”) which the Issuer will procure to be kept by the Registrar. The Notes are not issued in bearer form.

(b)	Title

Title to the Notes passes only by transfer and registration in the Register. The holder of any Note will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or theft or loss of, the Certificate issued in respect of it) and no person will be liable for so treating the holder. In these Conditions “Noteholder” and (in relation to a Note) “holder” means the person in whose name a Note is registered on the Register (or in the case of a joint holding, the first named thereof).

2	Guarantee and Status

(a)	Guarantee

The Guarantor has unconditionally and irrevocably guaranteed (the “Guarantee”) the due payment of any sums expressed to be payable by the Issuer under the Trust Deed and the Notes and the due and punctual performance of all the Issuer’s obligations under the Trust Deed and the Notes, including the Exchange Rights. The obligations of the Guarantor in respect of the Guarantee are contained in the Trust Deed.

Terms and conditions of the Notes

(b)	Status

The Notes and the Guarantee constitute direct, unsubordinated, unconditional and unsecured obligations of the Issuer and the Guarantor, respectively, and the Notes rank and will rank (subject to the provisions of Condition 4) pari passu, without any preference or priority among themselves. The obligations of the Issuer and the Guarantor under the Notes and the Guarantee shall, save for such exceptions as may be provided by mandatory provisions of applicable law and subject to Condition 4, at all times rank at least equally with all of the Issuer’s and the Guarantor’s present and future, direct, unsubordinated, unconditional and unsecured obligations respectively.

3	Transfers of Notes and Issue of Certificates

(a)	Register

The Issuer will cause to be kept at the specified office of the Registrar and in accordance with the terms of the Agency Agreement, the Register on which shall be entered the names and addresses of the holders of the Notes and the particulars of the Notes held by them and of all transfers, redemptions and exchanges of the Notes. Each Noteholder shall be entitled to receive only one Certificate in respect of its entire holding.

(b)	Transfers

Subject to the Agency Agreement and this Condition 3, a Note may be transferred by delivery of the Certificate issued in respect of that Note, with the form of transfer endorsed on such Certificate duly completed and signed by the holder or his attorney duly authorised in writing, to the specified office of the Registrar or any of the Transfer Agents. No transfer of title to a Note will be valid unless and until entered on the Register.

(c)	Delivery of New Certificates

(i)	Each new Certificate to be issued upon a transfer of Notes will, within five Exchange Business Days of receipt by the Registrar or, as the case may be, any Transfer Agent of the form of transfer duly completed and signed, be made available for collection at the specified office of the Registrar or such other relevant Transfer Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder entitled to the Notes (but free of charge to the holder) to the address specified in the form of transfer. The form of transfer is available at the specified office of the Transfer Agent.

(ii)	Where some only of the Notes in respect of which a Certificate is issued are to be transferred or exchanged, a new Certificate in respect of the Notes not so transferred or exchanged will, within five Exchange Business Days of delivery of the original Certificate to the Registrar or relevant Transfer Agent, be made available for collection at the specified office of the Registrar or such Transfer Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder of the Notes not so transferred or exchanged (but free of charge to the holder) to the address of such holder appearing on the Register.

(iii)	For the purposes of these Conditions, “Exchange Business Day” shall mean a day other than a Saturday or Sunday on which banks are open for business in the city in which the specified office of the Registrar (if a Certificate is deposited with it in connection with a transfer) or the Transfer Agent with whom a Certificate is deposited in connection with a transfer, is located.

(d)	Formalities Free of Charge

Registration of a transfer of Notes will be effected without charge by or on behalf of the Issuer or any of the Agents, but upon (i) payment (or the giving of such indemnity as the Issuer or any of the Agents may require) in respect of any tax or other governmental charges which may be imposed in relation to such transfer; and (ii) the Issuer, the Registrar or the relevant Transfer Agent being satisfied that the regulations concerning transfer of Notes have been complied with.

Terms and conditions of the Notes

(e)	Closed Periods

No Noteholder may require the transfer of a Note to be registered (i) during the period of seven days ending on (and including) the dates for redemption pursuant to Conditions 9(b), 9(c) and 9(d); (ii) after an Exchange Notice (as defined in Condition 6(b)) has been delivered with respect thereto; and (iii) after a Tax Redemption Notice (as defined in Condition 9(b)), Put Notice (as defined in Condition 9(c)), Optional Redemption Notice (as defined in Condition 9(d)) or Delisting Put Notice (as defined in Condition 9(e)) has been deposited in respect of such Note, each such period being a “Closed Period”.

(f)	Regulations

All transfers of Notes and entries on the Register will be made subject to the detailed regulations concerning transfer of Notes scheduled to the Agency Agreement. The regulations may be changed by the Issuer, with the prior written approval of the Trustee and the Registrar. A copy of the current regulations will be mailed (free of charge) by the Registrar to any Noteholder upon request and is available at the specified office of the Transfer Agent.

4	Negative Pledge

So long as any Note remains outstanding (as defined in the Trust Deed), and save for any Permitted Security:

(a)	neither the Issuer nor the Guarantor will create or permit to subsist and the Guarantor shall procure that no Relevant Subsidiary will create or permit to subsist any mortgage, charge, pledge, lien or other form of encumbrance or security interest (“Security”) upon the whole or any part of its undertaking, assets or revenues present or future to secure any Relevant Debt, or any guarantee of or indemnity in respect of any Relevant Debt; and

(b)	the Guarantor will procure that none of its Listed Subsidiaries and none of its Material Affiliates will, create or permit to subsist any Security upon the whole or any part of its undertaking, assets or revenues present or future to secure any of the Issuer’s Relevant Debt or the Guarantor’s Relevant Debt, or any guarantee of or indemnity in respect of the Issuer’s Relevant Debt or the Guarantor’s Relevant Debt,

unless, at the same time or prior thereto, the Issuer’s obligations under the Notes and the Trust Deed or, as the case may be, the Guarantor’s obligations under the Trust Deed (aa) are secured equally and rateably therewith or benefit from a guarantee or indemnity in substantially identical terms thereto, as the case may be, in each case to the satisfaction of the Trustee, or (bb) have the benefit of such other security, guarantee, indemnity or other arrangement as the Trustee in its absolute discretion shall deem to be not materially less beneficial to the interests of the Noteholders or as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders.

For the purposes of this Condition:

“Affiliate” means any company or other business entity more than 20 per cent. of whose equity share capital is then beneficially owned by the Guarantor and/or one or more of its Subsidiaries and the investment in such company is or will be accounted for by the equity method in the Guarantor’s audited financial statements, provided that any company or other business entity other than PLDT and Smart Communications, Inc. in which the Guarantor or any of its Subsidiaries had an equity investment, or any other investment treated as such by Hong Kong generally accepted accounting practices (“Hong Kong Gaap”) (with reference to Hong Kong Statement of Accounting Practice 10 “Accounting for Investments in Associates” or Hong Kong Accounting Standard 28 “Investment in Associates”), prior to 12 January 2005 shall not be construed as an Affiliate;

“Listed Subsidiary” means any Subsidiary of the Guarantor whose ordinary shares are listed on a stock exchange or quoted on a centrally organised or regulated securities market or a Subsidiary of such company;

Terms and conditions of the Notes

“Material Affiliate” means at any time any Affiliate of the Guarantor:

(i) (a)	the Guarantor’s share of whose net profits excluding taxation and exceptional items (consolidated, if applicable) calculated pursuant to Hong Kong Gaap (with reference to Hong Kong Statement of Accounting Practice 10 “Accounting for Investments in Associates” or Hong Kong Accounting Standard 28 “Investment in Associates”) as shown in the latest audited profit and loss account of the Guarantor are not less than 10 per cent. of the consolidated profits before taxation and exceptional items of the Guarantor as shown by the latest published audited consolidated profit and loss account of the Guarantor; or

(b)	the Guarantor’s carrying value of the Affiliate, calculated pursuant to Hong Kong Gaap (with reference to the Hong Kong Statement of Standard Accounting Practice 10 “Accounting for Investments in Associates” or Hong Kong Accounting Standard 28 “Investments in Associates”), in the latest published audited consolidated balance sheet of the Guarantor is not less than 10 per cent. of the total consolidated assets of the Guarantor as shown by the latest published audited consolidated balance sheet of the Guarantor.

(ii)	to which is transferred the whole or substantially the whole of the undertaking and assets of an Affiliate of the Guarantor which immediately prior to such transfer is a Material Affiliate, provided that the transferor Affiliate shall upon such transfer forthwith cease to be a Material Affiliate and the transferee Affiliate shall cease to be a Material Affiliate pursuant to this subparagraph (ii) on the date on which the consolidated accounts of the Guarantor and its Subsidiaries for the financial period current at the date of such transfer have been prepared and audited as aforesaid but so that such transferor Affiliate or such transferee Affiliate may be a Material Affiliate on or at any time after the date on which such consolidated accounts have been prepared and audited as aforesaid by virtue of the provisions of subparagraph (i) above or, prior to or after such date, by virtue of any other applicable provision of this definition.

“Material Subsidiary” means at any time any Subsidiary of the Guarantor (excluding Metro Pacific Corporation and its Subsidiaries):

(i) (a)	whose profits before taxation and exceptional items (consolidated, if applicable) as shown by its latest audited profit and loss account are not less than 10 per cent. of the consolidated profits before taxation and exceptional items of the Guarantor as shown by the latest published audited consolidated profit and loss account of the Guarantor; or

(b)	whose revenues (consolidated, if applicable) as shown by its latest audited profit and loss account are not less than 10 per cent. of the consolidated revenues of the Guarantor as shown by the latest published audited consolidated profit and loss account of the Guarantor; or

(c)	whose total assets (consolidated, if applicable) as shown by its latest audited balance sheet are not less than 10 per cent. of the total consolidated assets of the Guarantor as shown by the then latest published audited consolidated balance sheet of the Guarantor, provided that in the case of a Subsidiary of the Guarantor acquired after the end of the financial period to which the then latest audited consolidated accounts of the Guarantor and its Subsidiaries relate, the reference to the then latest audited consolidated accounts of the Guarantor and its Subsidiaries for the purposes of the calculation above shall, until consolidated accounts for the financial period in which the acquisition is made have been prepared and audited as aforesaid, be deemed to be a reference to such first-mentioned accounts as if such Subsidiary had been shown in such accounts by reference to its then latest relevant audited accounts, adjusted as deemed appropriate by the Guarantor;

Terms and conditions of the Notes

(ii)	to which is transferred the whole or substantially the whole of the undertaking and assets of a Subsidiary of the Guarantor which immediately prior to such transfer is a Material Subsidiary, provided that the transferor Subsidiary shall upon such transfer forthwith cease to be a Material Subsidiary and the transferee Subsidiary shall cease to be a Material Subsidiary pursuant to this subparagraph (ii) on the date on which the consolidated accounts of the Guarantor and its Subsidiaries for the financial period current at the date of such transfer have been prepared and audited as aforesaid but so that such transferor Subsidiary or such transferee Subsidiary may be a Material Subsidiary on or at any time after the date on which such consolidated accounts have been prepared and audited as aforesaid by virtue of the provisions of subparagraph (i) above or, prior to or after such date, by virtue of any other applicable provision of this definition; or

(iii)	to which is transferred an undertaking or assets which, taken together with the undertaking or assets of the transferee Subsidiary, generated (or, in the case of the transferee Subsidiary being acquired after the end of the financial period to which the then latest audited consolidated accounts of the Guarantor and its Subsidiaries relate, generate profits equal to) not less than 10 per cent. of the consolidated profits of the Guarantor or generated (or, in the case of the transferee Subsidiary being acquired after the end of the financial period to which the then latest audited consolidated accounts of the Guarantor and its Subsidiaries relate, generate revenues equal to) not less than 10 per cent. of the consolidated revenues of the Guarantor, or represent (or, in the case aforesaid, are equal to) not less than 10 per cent. of the consolidated total assets of the Guarantor and its Subsidiaries taken as a whole, all as calculated as referred to in subparagraph (i) above, provided that the transferor Subsidiary (if a Material Subsidiary) shall upon such transfer forthwith cease to be a Material Subsidiary unless immediately following such transfer its undertaking and assets generate (or, in the case aforesaid, generate profits equal to) not less than 10 per cent. of the consolidated profits of the Guarantor or generate (or, in the case aforesaid, generate revenues equal to) not less than 10 per cent. of the consolidated revenues of the Guarantor or its assets represent (or, in the case aforesaid, are equal to) not less than 10 per cent. of the consolidated total assets of the Guarantor and its Subsidiaries taken as a whole, all as calculated as referred to in subparagraph (i) above, and the transferee Subsidiary shall cease to be a Material Subsidiary pursuant to this subparagraph (iii) on the date on which the consolidated accounts of the Guarantor and its Subsidiaries for the financial period current at the date of such transfer have been prepared and audited but so that such transferor Subsidiary or such transferee Subsidiary may be a Material Subsidiary on or at any time after the date on which such consolidated accounts have been prepared and audited as aforesaid by virtue of the provisions of subparagraph (i) above or, prior to or after such date, by virtue of any other applicable provision of this definition.

“Permitted Security” means any Security over Share Assets to secure any Relevant Debt (other than any Relevant Debt which is by its terms convertible or exchangeable (howsoever described) into shares or other equity securities of any company), or any guarantee or indemnity in respect of any such Relevant Debt provided that (i) the aggregate principal amount of such Relevant Debt secured by Security over Share Assets which is outstanding at any time (including, for the avoidance of doubt, all Relevant Debt subject to this Condition 4 and having the benefit of Security which is outstanding on the date of issue of the Notes) shall not exceed U.S.$200,000,000 (provided that if such Relevant Debt is denominated in a currency other than U.S. dollars, it shall be converted into U.S. dollars for the purpose of determining such aggregate principal amount on the basis of the middle spot rate for the relevant currency against the U.S. dollar as quoted to the Guarantor by any leading bank on the date of incurrence of such Relevant Debt) and (ii) the proceeds of such Relevant Debt issued after the date of issue of the Notes are used in connection with either (a) refinancing the outstanding principal amount of any secured Indebtedness for Borrowed Money existing on the date of the issue of the Notes or any subsequent refinancing thereof in an amount not exceeding the original principal amount (including the redemption premium if any) or (b) the purchase of other assets for the benefit of the businesses of the Guarantor and/or any of its Subsidiaries.

“Relevant Debt” means any present or future indebtedness in the form of, or represented by, bonds, notes, debentures, loan stock or other securities which are for the time being (or capable of being) quoted, listed or ordinarily dealt in or traded on any stock exchange, over-the-counter or other centrally organised or regulated securities market, having an original maturity of more than one year from its date of issue.

Terms and conditions of the Notes

“Relevant Subsidiary” means any Subsidiary of the Guarantor, but excluding any Listed Subsidiary.

“Share Assets” means the shares or other equity securities of PT Indofood Suskes Makmur Tbk. (“Indofood”) and PLDT beneficially owned directly or indirectly by the Guarantor from time to time, including the shares of any other corporation or company derived from or resulting or surviving from the merger, consolidation, amalgamation reconstruction or acquisition of Indofood or PLDT and excluding any such shares or equity securities forming part of the Exchange Property.

A certificate signed by two Directors of the Guarantor that a Subsidiary is or is not or was or was not at any particular time or throughout any particular period a Material Subsidiary or that a company or business entity is or remains or ceases to be a Material Affiliate, as the case may be, shall, in the absence of manifest error, be conclusive and binding on all parties concerned.

References to the audited profit and loss account and balance sheet and audited accounts of the Guarantor or, as the case may be, a Subsidiary or Affiliate which has subsidiaries shall be construed as references to:

(a)	the audited consolidated profit and loss account and consolidated balance sheet of the Guarantor and all of its Subsidiaries or, as the case may be, such Subsidiary or Affiliate and all of its subsidiaries, if such are required to be produced and audited, or, if no such profit and loss account or balance sheet is produced or has been audited, to a pro forma or unaudited profit and loss account or balance sheet, prepared by the Guarantor or such Subsidiary or Affiliate; and

(b)	such financial statements as adjusted by the Guarantor or such Material Subsidiary or Material Affiliate to comply with Hong Kong GAAP restated without the application of Hong Kong Accounting Standard 39/32 in relation to the Notes and any equity linked securities issued by the Guarantor or its Subsidiaries.

5	Definitions

For the purpose of these Conditions, the following words and phrases shall have the following meanings:

“business day” shall mean a day (other than a Saturday, Sunday or designated public holiday) on which commercial banks are open for business.

“Capital Distribution” means (a) any distribution of assets in specie charged or provided for in the accounts of a Relevant Company for any financial period (whenever paid or made and however described) (and for these purposes a distribution of assets in specie includes without limitation an issue of shares or other securities credited as fully or partly paid-up (other than Relevant Securities credited as fully paid) by way of capitalisation of reserves); and (b) any cash dividend or distribution of any kind charged or provided for in the accounts of the Relevant Company for any financial period (whenever paid or made and however described) if (and to the extent that), in each case, such dividend or distribution referred to in (a) or (b) (a “Dividend”) per Relevant Security paid or made in respect of a financial year (when taken together with any other Dividend previously paid or made in respect of the same financial year ((x) disregarding for such purpose any amount previously determined to be a Capital Distribution in respect of that financial year, (y) deeming any such Dividend that is not paid or made by reference to a particular financial year to be made or paid in respect of the same financial year in which it was paid or made and (z) converting such Dividends into U.S. dollars at the Prevailing Rate on the date of payment or receipt of such Dividend), when multiplied by the number of Relevant Securities into which a Note is exchangeable, would exceed the following amounts:

In respect of the financial year ending:	Dividend Amount
31 December 2004	U.S.$	153.4091
31 December 2005	U.S.$	187.5000
31 December 2006	U.S.$	255.6818
31 December 2007	U.S.$	306.8182
31 December 2008	U.S.$	368.1818

Terms and conditions of the Notes

For the avoidance of doubt, all cash interim dividends or distributions paid or made with respect to the financial year ending 31 December 2009 shall not constitute a Capital Distribution, but any distribution of assets in specie made during the financial year ending 31 December 2009 shall constitute a Capital Distribution to the extent they exceed (as calculated above) the same Dividend Amount attributable to the financial year ending 31 December 2008.

In the event of any change in financial year end or any corporate action including any consolidation or subdivision of any Relevant Securities or the issue of Relevant Securities by way of capitalisation of profits or reserves, or any like or similar event in relation to which the Issuer considers that an adjustment should be made to the Dividend Amount, such adjustments (if any) shall be made as an independent investment company or commercial bank of international repute selected by, and obtained at the expense of, the Issuer or Guarantor and approved in writing by the Trustee considers appropriate.

Where a Dividend is not paid in cash its value for the purposes of determining whether it constitutes a Capital Distribution (i) in the case of shares of common stock or other securities issued instead of a cash dividend, shall be the Current Market Price of such shares of common stock or other securities on the date on which the relevant Dividend is paid and (ii) in all other cases shall be the amount, translated into U.S. dollars at the Prevailing Rate if necessary, which an independent investment company or commercial bank of international repute selected by, and obtained at the expense of, the Issuer or Guarantor and approved in writing by the Trustee certifies as the fair market value on the date of receipt thereof.

“Depositor” means a person being a Depository Agent or a holder of a securities account maintained with a Depository System (but does not include a holder of a sub-account maintained with a Depository Agent) and “Depository Agent” means an entity registered with the Depository System for the purpose of maintaining securities sub-accounts for its own account and for the account of others;

“Depository System” means, (i) with respect to PLDT Shares, the Philippine Depository and Trust Corporation System, or any replacement or alternative central depository and/or clearing system with respect to PLDT Shares, and (ii) with respect to any other Relevant Securities, the relevant central depository and/or clearing system;

“designated account” means the share custody account and the cash account maintained by the Custodian in accordance with the Agency Agreement for the deposit of PLDT Shares, Relevant Securities and any cash forming part of the Exchange Property;

“Exchange Property” is as defined in Condition 6(c);

“Final Date” means, in relation to any Offer, the date such Offer becomes or is declared unconditional in all respects;

“Financial Period” means any annual financial period of the Relevant Company in respect of which audited financial statements are or must under applicable law be prepared;

“Maturity Date” means 18 January 2010;

“Offer” means a publicly announced offer to the holders of any Relevant Securities comprising Exchange Property, whether expressed as a legal offer, an invitation to treat or in any other way, in circumstances where such offer is available to all holders of the applicable Relevant Securities or all or substantially all such holders other than any holder who is, or is connected with, or is deemed to be acting in concert with, the person making such offer or to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any stock exchange in any territory, it is determined not to make such an offer;

“Philippine Pesos” or “PHP” means the lawful currency of the Republic of the Philippines;

“PLDT” means Philippine Long Distance Telephone Company;

Terms and conditions of the Notes

“PLDT Shares” means fully paid shares of common stock of par value of PHP5.00 each in the capital of PLDT and all other (if any) shares or stock resulting from any subdivision, consolidation or reclassification of those shares which, as between themselves, have no preference in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation or winding-up of PLDT;

“Prevailing Rate” means, on any day, and, in respect of the conversion of a currency into another currency, the rate of exchange obtainable between such currencies determined in the reasonable opinion of the Issuer;

“pro rata share” means, for each Note at any time, a fraction of the Exchange Property the numerator of which shall be the face value of such Note and the denominator of which shall be the aggregate face value of all the Notes (including the Note to which the pro rata share relates) which are outstanding at such time (excluding for this purpose the face value of any Notes in respect of which Exchange Rights have been exercised by a Noteholder but the Exchange Property (or any cash payment in respect thereof) has not yet been delivered and excluding from the Exchange Property such undelivered (or unpaid) Exchange Property);

“Relevant Company” means PLDT, and any corporation or company derived from or resulting or surviving from the merger, consolidation, amalgamation, reconstruction or acquisition of PLDT with, into or by such other corporation or company, and any other entity, all or part of the share capital of which is, or all or some of the Securities are, at the relevant time included in the Exchange Property;

“Relevant Exchange” means the Philippine Stock Exchange Inc. (“PSE”) or, if the PLDT Shares are no longer admitted to trading on the PSE, the principal stock exchange or securities market on which the PLDT Shares are traded or dealt in;

“Relevant Securities” means any Securities of any Relevant Company which at the relevant time are included in the Exchange Property;

“Screen Rate” means, on any day, and, in respect of the conversion of one currency into another currency, the rate of exchange between such currencies appearing on the relevant Bloomberg page, on that day, or, if that page is not available or that rate of exchange does not appear on that page on that day, the rate of exchange between such currencies appearing on such other screen or information service, or determined in such other manner, as the Issuer shall determine, with the approval of the Trustee;

“Securities” means shares or other securities (including without limitation any options, warrants, convertible bonds, evidence of indebtedness or rights to subscribe or purchase shares or other Securities);

“Securities Account” means a securities account maintained by a Depositor with the Depository System;

“Settlement Date” means the date falling 18 Payment Business Days (as defined in Condition 10(h)) after the relevant Exchange Date provided that in the event that a relevant Noteholder is entitled to receive Additional Exchange Property, the Settlement Date shall then be the later of (i) 18 Payment Business Days after the relevant Exchange Date; and (ii) 18 Payment Business Days after the Effective Date;

“Specified Date” means, in respect of any Offer, the fifteenth day following that on which such Offer was made, or where such Offer is open for less than 15 days the final date for acceptance of such Offer, which, if such Offer is extended prior to such final date, shall be the final date for acceptance of such extended Offer;

“Subsidiary” means a subsidiary within the meaning of generally accepted accounting principals in Hong Kong (with reference to the Hong Kong Statement of Standard Accounting Practice 32 “Consolidated Financial Statements and Accounting for Investments in Subsidiaries” or Hong Kong Accounting Standard 27 “Consolidated and Separate Financial Statements”), including any company or other business enterprise over which the Guarantor has control and power to govern the financial and operating policies of such company or business enterprise so as to obtain benefits from its activities;

Terms and conditions of the Notes

“Trading Day” means (i) in respect of PLDT Shares, a day (other than a Saturday or Sunday) on which the Relevant Exchange is open for business provided that if no transaction in respect of PLDT Shares takes place on any such Trading Day, that Trading Day shall not be a Trading Day for the purposes of any calculation; and (ii) in respect of any other Relevant Securities or any other Securities, a day (other than a Saturday or Sunday) on which the stock exchange or other securities market on which such Relevant Securities or any other Securities are principally traded is open for business provided that if no transaction in respect of such Relevant Security take place on any such Trading Day, that Trading Day shall not be a Trading Day period for the purposes of any calculation; and

“U.S. dollars” or “U.S.$” means the lawful currency of the United States of America.

6	Exchange Right

(a)	Exchange Period and Exchange Rights

(i)	Each Noteholder has the right, subject to any applicable laws and regulations and in the manner described below, to exchange a Note at any time during the Exchange Period referred to below for a pro rata share of the Exchange Property (subject to Condition 6(a)(iv)). The right of a Noteholder to exchange a Note for Exchange Property is herein referred to as the “Exchange Right”. Upon exchange, the right of the exchanging Noteholder to repayment of any amount of principal or premium of the Note to be exchanged shall be extinguished and released, and in consideration and in exchange thereof the Issuer shall deliver or procure the delivery of the relevant pro rata share of the Exchange Property as provided in this Condition. Subject to and upon compliance with these Conditions, the Exchange Right attaching to any Note may be exercised by the holder thereof at any time on or after 17 February 2005 and up to the close of business (at the place where the Certificate representing such Note is deposited for exchange) on the date which falls 10 days prior to the Maturity Date (or, if such date shall not be a business day at the place where the Certificate representing the Note is to be delivered, the immediately preceding business day at such place) or if such Note shall have been called for redemption prior to the Maturity Date, then up to the close of business (at the place aforesaid) on the date which falls 10 days prior to the date fixed for redemption thereof (or, if such date shall not be a business day at the place where the Certificate representing the Note is to be delivered, the immediately preceding business day at such place) unless there shall be a default by the Issuer or the Guarantor in making payment in respect of such Note on such date fixed for redemption, in which event the Exchange Right shall extend up to the close of business (at the place aforesaid) on the date on which the full amount of such payment is made and notice of such payment has been duly given in accordance with Condition 16 or if earlier, the Maturity Date.

Subject to Condition 6(b), the Exchange Right in respect of any Note in relation to which the conditions required for exchange have not been satisfied by the relevant Noteholder by the end of the tenth day (or, if such date shall not be a business day at the place where the Certificate representing such Note has been delivered in connection with the exercise of the Exchange Right, on the immediately preceding business day at such place) prior to any date for redemption thereof pursuant to Condition 9 below shall, save as provided below, thereupon terminate.

Notwithstanding the provisions of the foregoing paragraphs of this Condition 6(a)(i), if (a) the Issuer or Guarantor shall default in making payment in full in respect of any Note which shall have been called for redemption on the date fixed for redemption thereof, (b) any Note has become due and repayable prior to the Maturity Date by reason of the occurrence of any of the events referred to in Condition 12 or (c) any Note is not redeemed on the Maturity Date in accordance with Condition 9, the Exchange Right attaching to such Note will revive and/or will continue to be exercisable up to, and including, the close of business (at the place where the Certificate evidencing such Note is deposited for exchange) on the date upon which the full amount of the moneys payable in respect of such Note has been duly received by the Principal Agent or the Trustee and notice of such receipt has been duly given to the Noteholders and,

Terms and conditions of the Notes

notwithstanding the provisions of this Condition, any Note in respect of which the Certificate and Exchange Notice are deposited for exchange prior to such date shall be exchanged on the relevant Exchange Date (as defined herein) notwithstanding that the full amount of the moneys payable in respect of such Note shall have been received by the Principal Agent or the Trustee before such Exchange Date or that the Exchange Period may have expired before such Exchange Date.

The period during which Noteholders shall be entitled to exercise Exchange Rights pursuant to these Conditions is referred to as the “Exchange Period”.

(ii)	Upon a due exercise of Exchange Rights the relevant Noteholder shall be entitled to receive a pro rata share of the Exchange Property (subject to Condition 6(a)(iv)) calculated as at the relevant Exchange Date.

(iii)	No fraction of a Relevant Security or any other property comprised in the Exchange Property which is not divisible shall be delivered on exercise of the Exchange Rights and the Issuer shall not be under any obligation to make any payment to Noteholders in respect of any such fractions and any such fraction will be rounded down to the nearest whole multiple of a Relevant Security or unit of any such other property. Notwithstanding the foregoing, in the event of a consolidation or re-classification of a Relevant Security by operation of law or otherwise occurring after 18 January 2005 which reduces the number of Relevant Securities outstanding, the Issuer will upon exchange of Notes pay in cash (in U.S. dollars by means of a U.S. dollar cheque drawn on a bank in New York) a sum equal to such portion of the face value of the Note or Notes evidenced by the Certificate deposited in connection with the exercise of Exchange Rights as corresponds to any fraction of a Relevant Security not delivered if such sum exceeds U.S.$10.

If more than one Note is to be exchanged by a Noteholder pursuant to any one Exchange Notice, the Exchange Property to be delivered and any sum payable to that Noteholder shall be calculated on the basis of the aggregate face value of such Notes so deposited.

(iv)	Notwithstanding the Exchange Right of each Noteholder in respect of each Note and any provision in these Conditions to the contrary, at any time when the delivery of a pro rata share of the Exchange Property deliverable upon conversion of the Notes is required to satisfy the Exchange Right in respect of an Exchange Notice, the Issuer shall have the option to pay to the relevant Noteholder or the Trustee (as the case may be) an amount of cash in U.S. dollars equal to the Cash Settlement Amount (as defined below) in order to satisfy such Exchange Right in full or in part (in which case the other part shall be satisfied by the delivery of Exchange Property) (the “Cash Settlement Option”). The Cash Settlement Option will be deemed exercised with respect to every exchange by each Noteholder unless the Issuer shall provide an irrevocable notice that it is not exercising the Cash Settlement Option and intends to settle with the Exchange Property (the “Share Settlement Notice”) to the relevant Noteholder or the Trustee (as the case may be) not later than the third Trading Day after the Exchange Date (the “Share Settlement Notice Date”). The Share Settlement Notice must specify the portion of the pro rata share of the Exchange Property in respect of which the Issuer will not make a cash payment in the manner described in this Condition. The Issuer shall pay the Cash Settlement Amount no later than the sixth Payment Business Day after the twelfth Trading Day after the Exchange Date. If the Issuer exercises its Cash Settlement Option in respect of Notes held by more than one Noteholder which are to be exchanged on the same Exchange Date, the Issuer shall make the same proportion of cash and pro rata share of the Exchange Property available to such exchanging Noteholders. Payment of the Cash Settlement Amount will be made in accordance with the instructions contained in the relevant Exchange Notice.

“Cash Settlement Amount” means the product of (i) the pro rata share of the Exchange Property otherwise deliverable upon exercise of the Exchange Right in respect of the Note(s) to which the Exchange Notice applies, and in respect of which the Issuer has elected the Cash Settlement Option and (ii) the Cash Settlement Value of the Exchange Property as at the twelfth Trading Day after the Exchange Date.

Terms and conditions of the Notes

The “Cash Settlement Value” shall mean (i) in the case of PLDT Shares, the simple average of the daily volume weighted average price as obtained or derived from the Relevant Exchange for one PLDT Share calculated for the seven consecutive Trading Days ending on the twelfth Trading Day after the Exchange Date; and (ii) in the case of any other Relevant Security, the simple average of the daily volume weighted average price as obtained or derived from such stock exchange or other securities market on which such Relevant Security is principally traded for one share of such Relevant Security calculated for the seven consecutive Trading Days ending on the twelfth Trading Day after the Exchange Date.

The calculation of the Cash Settlement Amount and Cash Settlement Value by the Issuer or the Guarantor shall be verified in all cases by an independent bank or appraiser of international repute acting as an expert selected by the Issuer or the Guarantor and approved in writing by the Trustee.

(b)	Procedure for Exchange

(i)	To exercise the Exchange Right attaching to any Note, the holder thereof must complete, execute and deposit at his own expense during normal business hours during the Exchange Period at the specified office of any Exchange Agent, a notice of exchange (an “Exchange Notice”) in the form (for the time being current) obtainable from the specified office of any Exchange Agent, together with the Certificate evidencing such Note (and any certificates and other documents as may be required by applicable law) and any amount to be paid by the Noteholder pursuant to this Condition 6(b)(i). An Exchange Notice once delivered shall be irrevocable.

Exchange Rights may be exercised in respect of whole Notes only.

Subject to Condition 6(m), the Exchange Date in respect of a Note (the “Exchange Date”) will be the Exchange Business Day in the location of the relevant Exchange Agent immediately following the date of the surrender of the Certificate in respect of such Note, due delivery of the relevant Exchange Notice and, if applicable, the making of any payment to be made and the giving of any indemnity to be given under these Conditions in connection with the exercise of such Exchange Right or, in the case of an election by the Trustee to exercise the Exchange Rights pursuant to Condition 6(m), the relevant date fixed for redemption.

A Noteholder or the Trustee exercising Exchange Rights must pay (in the case of the Trustee, by way of deduction from the proceeds pursuant to Condition 6(m)) any taxes and capital, stamp, issue, registration, documentary, transfer or other duties (including penalties) arising on exchange and/or on the transfer, delivery or other disposition of Exchange Property arising or exercise of Exchange Rights (“Stamp Taxes”) or provide an indemnity in respect thereof in such form as the Issuer may reasonably require, other than or in respect of any Stamp Taxes payable or imposed in the Republic of the Philippines or any other jurisdiction in which the register in respect of any securities or other property comprising Exchange Property is located or in which any property comprising Exchange Property is situated which shall be payable by the Issuer. If the Issuer shall fail to pay any such Stamp Taxes, the relevant holder or, as the case may be, the Trustee shall be entitled to tender and pay the same. The Issuer, as a separate and independent stipulation, covenants to reimburse each such Noteholder or, as the case may be, the Trustee in respect of the payment of such Stamp Taxes and any penalties payable in respect thereof which shall be payable by the Issuer. Such Noteholder or, as the case may be, the Trustee must pay to the Exchange Agent (in the case of the Trustee, by way of deduction as aforesaid) all, if any, taxes arising by reference to any disposal or deemed disposal of a Note in connection with the exercise of Exchange Rights.

Terms and conditions of the Notes

(ii)	As soon as practicable, and in any event not later than the Settlement Date:

(1)	the Issuer and the Guarantor shall procure, in the case of PLDT Shares and/or any other Relevant Securities comprising the relevant pro rata share of the Exchange Property which are deposited with a Depository System, the delivery of such PLDT Shares and/or other Relevant Securities, in each case, through and in accordance with the laws and regulations applicable to such Depository System, to the Securities Account designated for the purpose in the relevant Exchange Notice;

(2)	the Issuer and the Guarantor shall procure, in the case of PLDT Shares and/or any other Relevant Securities comprising the relevant pro rata share of the Exchange Property that are not deposited in a clearing system and are only available in physical form, that duly stamped forms of transfer and share certificates together with all other documents of title and evidence of ownership and all other documents necessary to transfer the PLDT Shares and/or other Relevant Securities to be delivered or transferred on exchange into such name (subject to any relevant provisions of the Trust Deed and the Agency Agreement) as the Noteholder shall direct, will be despatched by mail, free of charge (but uninsured and at the risk of the person entitled thereto) to such address as the Noteholder may request (as specified in the relevant Exchange Notice);

(3)	the Issuer and the Guarantor shall procure that such documents of title and evidence of ownership of any other Exchange Property to be delivered on exercise of Exchange Rights shall be despatched and the payment of any part of the Exchange Property comprising cash to be delivered on exercise of Exchange Rights (converted if necessary into U.S. dollars at the Prevailing Rate on the relevant Exchange Date) in accordance with directions given by the relevant Noteholder in the Exchange Notice.

Notwithstanding the above, if the Exchange Property has changed in whole or in part as a result of acceptance of an Offer or as a result of the compulsory acquisition of any Relevant Securities, in each case as provided in Condition 7, then the time for such delivery shall be the longer of such period set out above and the day falling five Payment Business Days after the date on which the consideration is received by the Issuer under the terms of the Offer or, as the case may be, the day falling five Payment Business Days following the date on which the consideration pursuant to such compulsory acquisition is received by the Issuer.

If, at any time when the transfer or delivery of any Exchange Property (other than cash) is required, such transfer or delivery would, as certified to the Trustee by two Directors of the Issuer or the Guarantor, be unlawful under the laws of any applicable jurisdiction or contrary to any official declaration, order, directive or regulation in any applicable jurisdiction, the Issuer will make a cash payment equal to the Cash Settlement Amount in respect of the relevant pro rata share of the Exchange Property. The Issuer (failing whom the Guarantor) will pay any such amount to the relevant Noteholders or, as the case may be, the Trustee, not later than 10 Payment Business Days after the relevant Settlement Date.

Upon exercise of an Exchange Right, a holder exchanging Notes shall be required to represent and agree in the Exchange Notice that, at the time of signing and delivery of the Exchange Notice, it, or the person who has the beneficial interest in such Notes, is (a) acquiring the Exchange Property (initially comprising the Shares) to be delivered upon exchange of such Notes in an offshore transaction (as defined in Regulation S under the U.S. Securities Act of 1933 (the “Securities Act”)) in accordance with Rule 903 or Rule 904 of Regulation S (“Regulation S”), (b) located outside the United States and is not a U.S. person (within the meaning of Regulation S), and (c) understands that the Exchange Property to be delivered upon exchange of such Notes has not been and will not be registered under the Securities Act and agrees that (i) if it, or such person, should offer, sell, pledge or otherwise transfer such Exchange Property, it, or such person, will do so only in compliance with the Securities Act and other applicable laws and only

Terms and conditions of the Notes

in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S, and in accordance with any applicable securities law of any State of the United States, and (ii) it and such person may not, subject to restrictions under U.S. securities laws and Philippine securities laws, deposit or cause to be deposited any of such Exchange Property in the form of Shares in any unrestricted depositary receipt facility for the Shares which is existing or may be created in the United States. No Exchange Property will be delivered to a holder of Notes or a beneficial interest therein unless such holder satisfies the foregoing conditions. If such holder is unable or otherwise fails to satisfy the foregoing conditions, such holder may transfer its Exchange Property or beneficial interest therein subject to compliance with the transfer restrictions set forth in the Agency Agreement.

(iii)	The relevant Noteholder (or the person designated in the relevant Exchange Notice) will be treated as the owner of the pro rata share of the Exchange Property deliverable upon exchange with effect from the Exchange Date and, in respect of such pro rata share of the Exchange Property, will be entitled to all rights, distributions or payments in respect of such pro rata share of the Exchange Property from the Exchange Date except voting rights.

Accordingly, relevant adjustments to the Exchange Property shall be made in accordance with Conditions 6(c), (d), (e), (f), (g) and (j), as the case may be, such that further Relevant Securities or other property or assets (including cash) received pursuant to such adjustment shall be added to the Exchange Property (“Additional Exchange Property”). All Exchange Property deliverable upon exchange (including the Additional Exchange Property) shall be deliverable by the Issuer only on the Settlement Date.

The “Effective Date” of a Rights Issue or any Sub-divisions, Consolidation or Redenomination or Relevant Event shall be the completion date of such event where cash, Securities and/or other property has been received by and/or credited into the relevant accounts of the person(s) entitled to receive the same.

Any Exchange Property delivered on exercise of Exchange Rights shall not include any dividends or other income thereon or other distributions or rights in respect thereof, declared, paid or made by reference to a record date or other due date for the establishment of the relevant entitlement falling prior to the relevant Exchange Date.

Exchange Property delivered or to be delivered upon exercise of Exchange Rights shall rank for and be entitled to all dividends, interest and other income, payments and distributions and rights thereon or in respect thereof declared, paid, made or granted by reference to a record date or other due date for the establishment of entitlement falling on or after the relevant Exchange Date.

lf the record date or other due date for the establishment of the relevant entitlement for the payment of any dividend, interest or other income, payment or distribution or rights on or in respect of such Exchange Property falls on or after the Exchange Date but before the relevant Settlement Date (or any other date from which the relevant Noteholder is treated as the owner of, or entitled to all rights and entitlement to, such Exchange Property) with the effect that the relevant Noteholder is not entitled to such dividend, interest or other income, payment or distribution of rights, the Issuer will:

(a)	(in the case of dividends, interest or other income or distributions or rights to be paid in cash) pay, or procure the payment to, the exchanging Noteholder (or the person designated in the relevant Exchange Notice) in lieu of such dividend, interest or other income or distribution or rights, an amount equal to the amount actually received, with respect thereto, converted if necessary into U.S. dollars at the Prevailing Rate on the date of receipt thereof by the Issuer (the “Equivalent Amount”). The Issuer will pay the Equivalent Amount, or procure that it is paid, to the relevant Noteholder (or the person designated in the relevant Exchange Notice) by whichever is the later of five Payment Business Days after payment is made of the dividend, interest or other income, payment or distribution or rights and the relevant Settlement Date; and

Terms and conditions of the Notes

(b)	subject to the last two paragraphs of Condition 6(b)(ii), (in the case of dividends, or other income or distributions or rights satisfied or made otherwise than in cash) deliver, or procure the delivery of, the same to the relevant Noteholder (or the person designated in the relevant Exchange Notice) as soon as practicable by whichever is the later of 10 Payment Business Days after the receipt by the Issuer of such dividend or other income or distribution or rights and the relevant Settlement Date.

(iv)	Upon exercise of Exchange Rights, a Noteholder shall in the relevant Exchange Notice, specify a bank account in New York City to which any cash amount payable on or in respect of the exercise of Exchange Rights by that Noteholder shall be credited and the Issuer shall pay such sum to the relevant Noteholder (or the person designated in the relevant Exchange Notice) in accordance with any such directions.

(c)	The Exchange Property and Adjustments to the Exchange Property

The “Exchange Property” shall initially comprise 6,784,091 PLDT Shares of par value of PHP5.00 each, deposited in the designated account in accordance with Condition 6(l), and shall include all Relevant Securities and other property arising out of or derived or resulting therefrom and such other property, in each case as may be deemed or required to comprise all or part of the Exchange Property pursuant to these Conditions, but excluding any such property as may or may be deemed to have ceased to form part of the Exchange Property.

On the exercise of Exchange Rights, Noteholders will initially be entitled to receive 340.9091 PLDT Shares for each U.S.$10,000 principal amount of Notes (subject to adjustment pursuant to these Conditions).

All Exchange Property delivered upon exercise of Exchange Rights shall be delivered with full title guarantee and free from any and all mortgage, charge, pledge or other security interests or other adverse interests.

PLDT Shares forming part of the Exchange Property to be delivered on exercise of the Exchange Rights will be fully paid and will rank pari passu with all fully paid PLDT Shares of the same class in issue on the relevant Exchange Date.

(d)	Income, etc. arising on the Exchange Property

Except in the circumstances provided in these Conditions, dividends and other income and other benefits and rights derived from the Exchange Property prior to an Exchange Date in respect of such Exchange Property shall not comprise part of the Exchange Property and shall belong to the Issuer or the registered holder or owner of the Exchange Property. Where a cash dividend is announced by a Relevant Company in respect of Relevant Securities which may, at the election of a holder or holders of such Relevant Securities, be satisfied by the issue or delivery of Relevant Securities or other property or assets, the Issuer shall be entitled to make such election as it may determine in its sole discretion.

(e)	Sub-division, Consolidation or Redenomination

If any Relevant Securities comprising the Exchange Property shall be sub-divided or consolidated, re-classified or re-denominated or in any other manner have their par value changed (“Sub-division, Consolidation or Redenomination”) then the Securities resulting from such Consolidation, Subdivision or Redenomination so far as attributable to the Exchange Property, shall be included in the Exchange Property. The expression “Relevant Securities” as used herein shall thereafter refer to such securities resulting from such Consolidation, Sub-division or Redenomination.

(f)	Rights issues

If further Relevant Securities or other Securities, or options, warrants or rights to subscribe or purchase further Relevant Securities (or any of them) or other Securities, shall be offered by way of rights to holders of Relevant Securities (or any of them) or other Securities comprising Exchange Property (a “Rights Issue”), then the Issuer may, at its option, and by notice to the Trustee not later than the seventh day prior to the latest day for accepting or taking up any such rights, either:

(i)	on an arm’s length basis in good faith, procure the sale of sufficient rights to enable the whole of the balance of such rights to be taken up and procure the application of the net proceeds of sale

Terms and conditions of the Notes

(after deduction of the amounts referred to below) in the taking up of such rights, with the property acquired upon such exercise of rights and any excess proceeds of sale being added to and forming part of the Exchange Property; or

(ii)	add to the Exchange Property such number of shares of Relevant Securities or other Securities as would have been subscribed or purchased if sufficient rights had been sold on an arm’s length basis in good faith to enable the whole of the balance of such rights to be so taken up together with an amount equal to what would have been any such excess proceeds of sale as aforesaid; or

(iii)	if such rights may not be so sold, the Issuer may use any part of the Exchange Property comprising cash to take up such rights and/or on an arm’s length basis in good faith, procure the sale of sufficient Relevant Securities to enable (after deduction of the amounts referred to below) the whole of the balance of such rights to be taken up, within any such case any excess proceeds of sale being added to and forming part of the Exchange Property.

If the Issuer fails to notify the Trustee as aforesaid, the Trustee may at its absolute discretion, without being liable for any loss occasioned thereby or by not so doing, determine that the sale of such rights in the manner specified in paragraph (i) above should be applicable to the Exchange Property and determine (on the advice of an independent investment bank of international repute, obtained at the expense of the Issuer or the Guarantor) the number of Relevant Securities or other Securities to be added to the Exchange Property, whereupon the same shall be added to the Exchange Property.

The Issuer undertakes to take such action as the Trustee may require to ensure that the provisions of this Condition 6(f) are complied with.

The timing of any sale of any relevant rights or Exchange Property (as the case may be) shall be at the Issuer’s discretion and the Issuer shall not be liable to Noteholders for any loss incurred as a result of such transactions provided that the Issuer executes such sale at the best price reasonably obtainable in the market by the Issuer. There shall be deducted from the proceeds of sale of the relevant rights or Exchange Property (as the case may be) an amount equal to any stamp, transfer, registration or similar duties actually payable by the Issuer or the Trustee (as the case may be) and any expenses incurred by the Issuer or the Trustee (as the case may be) in connection with the sale of the relevant rights or Exchange Property (as the case may be) and such amount (if any) as the Issuer or the Trustee (as the case may be) shall determine to be necessary to indemnify it in respect of any liability to taxation of the Issuer or the Trustee (as the case may be) arising therefrom.

Pending the foregoing, such rights shall form part of the Exchange Property.

(g)	Bonus Issues, Capital Distributions and Reorganisation

If any of the following events occurs (each, a “Relevant Event”):

(1)	Relevant Securities or other Securities are issued credited as fully paid to holders of Relevant Securities comprising Exchange Property by way of capitalisation of profits or reserves or otherwise by virtue of being holders of Relevant Securities (otherwise than in lieu of the whole or any part of a cash dividend which is not a Capital Distribution and which such holders would or could otherwise have received);

(2)	any Capital Distribution is made;

(3)	a Relevant Company purchases or redeems any Relevant Securities comprising Exchange Property; or

(4)	pursuant to any scheme of arrangement, reorganisation, amalgamation, reconstruction, merger, demerger or any like or similar event of any company or companies (whether or not liquidation or dissolution), any further Relevant Securities or other Securities, property or assets (including cash) are issued, distributed or otherwise made available to holders of Relevant Securities or other Securities comprising Exchange Property,

Terms and conditions of the Notes

then the further Relevant Securities, Securities or other property or assets (including cash) actually received in relation to the Relevant Event, so far as attributable to the Exchange Property or, as the case may be, the Capital Distribution in respect of the Relevant Securities comprising the Exchange Property, shall be included as part of the Exchange Property.

If the Issuer or the Guarantor determines (with the prior written approval of the Trustee) that, notwithstanding sub-paragraphs (1) to (4) of this Condition 6(g), an adjustment should be made to the Exchange Property as a result of one or more events or circumstances not referred to in Condition 6(g) or circumstances have arisen which might have an adverse effect on the Exchange Property and no adjustment to the Exchange Property under this Condition 6(g) would otherwise arise, the Issuer or the Guarantor shall instruct an independent investment bank of international repute acting as an expert to determine as soon as practicable what adjustment (if any) to the Exchange Property or terms of this Condition is fair and reasonable to take account thereof and the date on which such adjustment should take effect, and upon such determination such adjustment shall be made (provided it would result in an addition to the Exchange Property and take effect in accordance with such determination), provided that an adjustment shall only be made pursuant to this Condition if such investment bank is so requested to make such a determination in writing not more than 21 days after the occurrence of the relevant circumstance or event.

(h)	Notice of Change in Exchange Property

The Issuer shall give notice to the Trustee and to the Noteholders in accordance with Condition 16 of any change in the nature or composition of the Exchange Property pursuant to this Condition 6 (other than Condition 6(i)) as soon as reasonably practicable following such change, and shall certify such details as the Trustee may require of the Exchange Property to which the holder of a Note would be entitled upon exercise of the Exchange Right in respect of such Note following such change.

(i)	Release from the Exchange Property

Upon actual delivery of Exchange Property to the relevant Noteholder or upon payment of the Cash Settlement Amount or upon redemption of the Notes or upon any purchase and cancellation of the Notes, the pro rata share of the Exchange Property or the relevant part thereof attributable to each relevant Note shall cease to be part of the Exchange Property and the Exchange Property shall be reduced accordingly.

(j)	Purchase or substitution of Relevant Securities etc.

If any cash amount or Securities or other property is received under or pursuant to these Conditions in respect of Exchange Property which is to be added to and is to form part of the Exchange Property (other than (i) any PLDT Shares or Relevant Securities of a class already comprised in the Exchange Property; and (ii) as included in the Offer Consideration received under Condition 7 or added to and forming part of the Exchange Property pursuant to Condition 7) before the Exchange Rights lapse, such cash amount shall be applied, and such Securities or other property shall be sold by the Issuer and the proceeds of such sale (net of any costs and expenses incurred in connection with such sale) shall be applied, by the Issuer as soon as reasonably practicable and to the extent possible in purchasing additional PLDT Shares (not then comprised in the Exchange Property) or, where the Exchange Property comprises Securities other than PLDT Shares, additional units of such Securities. The timing of such sales and purchases shall be at the Issuer’s discretion and the Issuer shall not be liable to the Noteholders for any loss incurred as a result of such transactions provided that the Issuer executes such purchases and sales in good faith at the best price reasonably obtainable in the market by the Issuer. At its option, the Issuer may elect to substitute any cash amount which is otherwise to be added to and form part of the Exchange Property with additional PLDT Shares or Relevant Securities of a class already comprised in the Exchange Property (owned by it and not comprised in the Exchange Property) at their Value (as defined in Condition 9(d)) as at the third Trading Day following the day on which such cash amount was received by the Issuer. Any such additional PLDT Shares or other Securities purchased or substituted shall thereafter form part of the Exchange Property.

Terms and conditions of the Notes

(k)	Voting Rights

Neither the Noteholders nor the Trustee shall have any voting rights in respect of PLDT Shares and any other Relevant Securities comprising Exchange Property prior to the Settlement Date relating to such Exchange Property. The Issuer or the registered holder or owner of the Exchange Property will be entitled to exercise the voting rights attaching to the Relevant Securities.

(l)	Share Custody

The Issuer has deposited with the Custodian and/or in a designated account, sufficient PLDT Shares (when taken into account with any PLDT Shares then subject to Permitted Stock Lending) to satisfy the Exchange Rights relating to the Notes at such date. Neither the Issuer nor the Guarantor shall, and the Issuer and the Guarantor shall procure that the registered holder or owner of the Exchange Property shall not, transfer, pledge or otherwise encumber or deliver any of the Exchange Property to, or for the benefit of, any third party (or transfer or deliver or direct or request the transfer or delivery of any of the Exchange Property out of such designated account) or dispose of any interest in the Exchange Property except (i) for the purpose of delivering such Exchange Property to exchanging Noteholders, (ii) as may otherwise be required by law or legal proceedings, (iii) with respect to Permitted Stock Lending and (iv) as provided in these Conditions or the Trust Deed. If, due to any event, the amount of PLDT Shares, other Relevant Securities and/or cash deposited in such designated account ceases to be sufficient to satisfy the Exchange Rights relating to the Notes at any time (other than with respect to any Permitted Stock Lending), the Issuer (failing whom the Guarantor) shall (within five Payment Business Days of such adjustment or other event) procure the deposit of additional Securities of a Relevant Company in such designated account or deposit share certificate(s) with the Custodian with respect to such Securities of a Relevant Company prior to crediting such Securities of a Relevant Company in dematerialised form to the designated account, in order to ensure that the total amount deposited in such account or with the Custodian is sufficient to satisfy the Exchange Rights relating to the Notes at such time (a “Top-up”).

“Permitted Stock Lending” means a stock lending of Relevant Securities to UBS AG or any of its affiliates (the “Stock Borrower”) pursuant to a stock lending agreement between the registered holder or owner of the Exchange Property and the Stock Borrower, any such agreement being on, or substantially on, terms which are standard in the stock lending market for transactions of this type.

(m)	Exchange by the Trustee

The Trustee may, in its absolute discretion (and without any responsibility for any loss occasioned thereby or by not so doing), within the period commencing on the date five days immediately prior to, and ending at the close of business on the Payment Business Day immediately prior to, the date fixed for redemption from time to time of any of the Notes under these Conditions (other than Condition 9(c), Condition 9(e) or Condition 12), elect (on behalf of the relevant Noteholders) by notice in writing to the Issuer and the Principal Agent to exercise the Exchange Rights in respect of all the Notes due for redemption on such date (the “Trustee Exchange Date”) and in respect of which Exchange Rights have not previously been exercised by Noteholders (“Unexercised Notes”), provided that all (if any) necessary consents have been obtained and the Trustee is satisfied or is advised by an independent investment bank of international repute appointed by the Trustee at the expense of the Issuer that the net proceeds of an immediate sale of the Relevant Securities arising from such exchange when converted into U.S. dollars, disregarding any liability (other than a liability of the Trustee) to taxation or the payment of any capital, stamp, transfer, issue or registration duties consequent thereon, together in each case with any other amount payable by the Issuer in respect of such exercise, would be likely to exceed by 5 per cent. or more the Early Redemption Amount of the Notes which would otherwise be payable in respect of such Unexercised Notes.

Subject to Condition 6(a)(iv), all of the Relevant Securities delivered, or to be delivered, on such exchange shall be sold by, or on behalf of, the Trustee as soon as practicable, and (subject to any necessary consents being obtained, and to the deduction by the Trustee of any amount which it determines to be payable in respect of its liability to taxation and the payment of any capital, stamp, transfer, issue or registration duties (if any) and any costs incurred by the Trustee in connection with

Terms and conditions of the Notes

the transfer, delivery and sale thereof (“Trustees Expenses”)) the net proceeds of sale payable under these Conditions, and any cash in lieu of fractions and any other amount payable by the Issuer in respect of the relevant exercise in respect of the Unexercised Notes shall be converted into U.S. dollars (at the Screen Rate) and held by the Trustee and distributed rateably to the holders of such Unexercised Notes.

The Trustee, the Issuer and the Guarantor shall have no liability in respect of the exercise or non-exercise of its discretion pursuant to this Condition or the timing of such exercise or in respect of any such sale of Relevant Securities whether for the timing of any such sale or the price at which any such Relevant Securities are sold or the proceeds converted into U.S. dollars, or the inability to sell any such Relevant Securities or otherwise.

(n)	Trustee not obliged to monitor the Shares

The Trustee shall not be under any duty to (and will not be responsible for any loss arising from any failure by it to) monitor whether any event or circumstance has happened or exists as described in this Condition 6 or Condition 7 and, unless it has actual knowledge by way of a notice in writing from the Issuer or the Guarantor to the contrary, may assume that no such event or circumstance has happened or does exist.

7	General Offers

In the event of an Offer for Relevant Securities in a Relevant Company, the Issuer or the registered holder or owner of the Exchange Property shall have absolute discretion to accept such Offer (and as to any alternative consideration) or reject such Offer, provided that it shall not (provided it is not thereby prejudiced) take any action with respect to any such Offer prior to the Specified Date. If it accepts such Offer (or if the Relevant Securities are subject to compulsory acquisition), then, with effect from the Final Date, the Exchange Property will be deemed to consist, in whole or in part, of the consideration (the “Offer Consideration”) received for the Relevant Securities acquired under the Offer or pursuant to such compulsory acquisition and in place of the Exchange Property which it substitutes. The Issuer shall not accept any Offer in respect of such part of the Exchange Property which would be deliverable to Noteholders who have exercised Exchange Rights for which the Exchange Date falls prior to the commencement of the Suspension Period (as defined below). The Issuer shall give notice to the Trustee and the Noteholders in accordance with Condition 16 forthwith upon receipt of any Offer for the Relevant Securities.

In relation to any scheme of arrangement, reorganisation, amalgamation or reconstruction of any company or companies (whether or not involving liquidation or dissolution), the Issuer or the registered holder or owner shall at all times be entitled, in relation to any Relevant Securities, to vote on, exercise its rights in respect of, or otherwise participate in, any such scheme of arrangement, reorganisation, amalgamation or reconstruction as it thinks fit up to the Settlement Date relating to such Relevant Securities.

The Exchange Rights shall be suspended during the period (the “Suspension Period”) from and including (i) the Specified Date until the acceptance of the relevant Offer is withdrawn or the relevant Offer lapses or becomes or is declared unconditional in all respects; or (ii) the date any vote is cast in relation to any applicable scheme of arrangement, reorganisation, amalgamation or reconstruction which is approved by the required majority until the same is approved or rejected by any relevant judicial or other authorities (both dates inclusive), and if Exchange Rights are exercised such that the Exchange Date would otherwise fall in the Suspension Period, such exercise shall be null and void.

If a tender or other offer is made by or on behalf of a Relevant Company (or any person associated with such Relevant Company) to purchase or otherwise acquire, redeem or exchange such Relevant Securities, the Issuer or the registered holder or owner of the Exchange Property shall not tender or be entitled to be treated as having tendered any such Relevant Securities which are comprised in the Exchange Property or be treated as having accepted any such offer in respect thereof or vote in respect of any such Relevant Securities in relation to any such tender or other offer, nor shall the Issuer or the registered holder or owner of the Exchange Property exercise or be treated as having exercised any option to require the redemption or repayment of such Relevant Securities prior to the final due date for redemption or repayment thereof.

Terms and conditions of the Notes

8	Undertakings

Each of the Issuer and the Guarantor has, inter alia, undertaken in the Trust Deed that, so long as any Note remains outstanding:

(i)	it will obtain and/or maintain all applicable consents and approvals which are required for the performance of its obligations under the Notes and the Trust Deed;

(ii)	it will not create or purport or attempt to create, assume or permit to subsist any mortgage, charge, pledge, hypothecation, lien, interest under a trust or other encumbrance over the Exchange Property or any part thereof other than arise by operation of law;

(iii)	it will keep available for the purpose of effecting the exercise of the Exchange Rights such amount of Exchange Property as would be required to be delivered upon exercise of all of the Exchange Rights outstanding from time to time save for any Exchange Property subject to Permitted Stock Lending; and

(iv)	in the event that it or the registered holder or owner of the Exchange Property receives Securities of a Relevant Company or cash by way of dividends or other distribution which are required under the Conditions to be added to the Exchange Property, it will deposit, or procure the deposit of, such Securities or cash into the designated account specified in Condition 6(l) as soon as reasonably practicable following receipt of such Securities or cash.

The Issuer and Guarantor have also given certain other undertakings in the Trust Deed for the protection of the Exchange Rights.

9	Redemption and Purchase

(a)	Final Redemption

Unless previously exchanged, redeemed, or purchased and cancelled, the Notes will be redeemed at 131.97 per cent. of their principal amount on the Maturity Date.

(b)	Redemption for Taxation Reasons

All but not some only of the Notes (other than any Notes in respect of which the relevant Noteholders have elected not to have redeemed as described below) may be redeemed at their Early Redemption Amount (as defined below) on the date fixed for redemption (the “Tax Redemption Date”) at the option of the Issuer at any time, on giving not fewer than 30 nor more than 60 days’ notice (a “Tax Redemption Notice”) to the Noteholders in accordance with Condition 16 (which notice shall be irrevocable) if (i) either the Issuer or (upon failure by the Issuer) the Guarantor has or will become obliged to pay Additional Amounts (as defined in Condition 11) or further Additional Amounts as a result of any change in, or amendment to, the laws (or any regulations, rulings or other administrative pronouncements promulgated thereunder) of Bermuda, the Cayman Islands or Hong Kong or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws, regulations, rulings or other administrative pronouncements which change or amendment becomes effective on or after 12 January 2005; and (ii) such obligation cannot be avoided by the Issuer (or the Guarantor, as the case may be) taking reasonable measures available to it.

No Tax Redemption Notice shall be given earlier than 90 days prior to nor later than 90 days after, the earliest date on which the Issuer (or the Guarantor, as the case may be) would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due. Prior to the publication of any Tax Redemption Notice, the Issuer shall deliver to the Trustee a certificate signed by two Directors of the Issuer (or the Guarantor, as the case may be) stating that the obligation referred to in (i) above can not be avoided by the Issuer (or the Guarantor, as the case may be) taking reasonable measures available to it and the Trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the conditions precedent set out in (i) and (ii) above, and shall not be required to make

Terms and conditions of the Notes

any further enquiry into such circumstances and shall not incur liability to any person (including any Noteholder) as a result of relying on such certificate. If accepted, any such certificate shall be conclusive and binding on the Noteholders.

If the Issuer gives a Tax Redemption Notice, each Noteholder will have the right to elect that his Note(s) shall not be redeemed and that the provisions of Condition 11 shall not apply in respect of the withholding or deduction that gave rise to the right of the Issuer to give such Tax Redemption Notice in respect of any payment of principal, premium or interest to be made in respect of such Note(s) which falls due after the relevant Tax Redemption Date whereupon no Additional Amount shall be payable in respect thereof pursuant to Condition 11 in respect of the withholding or deduction that gave rise to the right of the Issuer to give such Tax Redemption Notice and payment of all amounts shall be made subject to the deduction or withholding of such taxation required to be withheld or deducted by the laws of Bermuda, the Cayman Islands or Hong Kong or any political subdivision or any authority thereof or therein having the power to tax. To exercise a right pursuant to this Condition 9(b), the relevant Noteholder must present the Certificate representing his Note(s) together with a duly completed and signed notice of exercise in the form (for the time being current) obtainable from the specified office of any Paying Agent (a “Noteholder’s Tax Exercise Notice”) on or before the day falling 10 business days (in the location of the relevant Paying Agent’s specified office) prior to the Tax Redemption Date at the specified office of any Paying Agent.

The applicable “Early Redemption Amount” for each U.S.$10,000 principal amount of Notes is calculated in accordance with the following formula, rounded (if necessary to two decimal places with 0.005 being rounded upwards (provided that if the date fixed for redemption is the Semi-Annual Date (as set out below), such Early Redemption Amount shall be as set out in the table below in respect of such Semi-Annual Date):

Early Redemption Amount = Previous Redemption Amount x (1 + r/2)d/p

Previous Redemption Amount = the Early Redemption Amount for each U.S.$10,000 principal amount on the Semi-Annual Date immediately preceding the date fixed for redemption as set out below (or if the Notes are to be redeemed prior to 18 July 2005, U.S.$10,000):

Semi-Annual Date	Early Redemption Amount
18 July 2005	U.S. 10,281.25
18 January 2006	U.S. 10,570.41
18 July 2006	U.S. 10,867.70
18 January 2007	U.S. 11,173.36
18 July 2007	U.S. 11,487.61
18 January 2008	U.S. 11,810.70
18 July 2008	U.S. 12,142.87
18 January 2009	U.S. 12,484.39
18 July 2009	U.S. 12,835.51

r =	5.625% expressed as a fraction.
d =	number of days from and including the immediately preceding Semi-Annual Date (or if the Notes are to be redeemed on or before 18 July 2005, from and including 18 January 2005) to, but excluding, the date fixed for redemption, calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.
p =	180

(c)	Redemption at the Option of Noteholders

The Issuer will, at the option of any Noteholder, redeem any Note on 18 January 2008 at a price equal to 118.11 per cent. of its principal amount.

To exercise such option specified above, the holder must deposit the Certificate evidencing such Note with any Paying Agent together with a duly completed redemption notice (a “Put Notice”) in the form obtainable from any of the Paying Agents not more than 60 nor less than 30 days prior to the date for

Terms and conditions of the Notes

redemption. No Note so deposited may be withdrawn (except as provided in the Agency Agreement) without the prior written consent of the Issuer nor may any Exchange Rights in respect thereof be exercised, save as otherwise provided by Condition 6(a)(i). Not less than 30 nor more than 45 days’ notice of the commencement of the period for the deposit of the Notes for redemption (together with the Put Notice) pursuant to this Condition 9(c) shall be given by the Issuer to the Noteholders.

(d)	Redemption at the Option of the Issuer

The Notes may be redeemed at the option of the Issuer at their Early Redemption Amount on the relevant date fixed for redemption (the “Optional Redemption Date”):

(i)	in whole or in part, at any time from and including 1 February 2008 to but excluding the Maturity Date, provided that the Value of the Exchange Property on each of the 20 consecutive Trading Days the last day of which period occurs no more than five Trading Days immediately prior to the date on which the relevant notice of redemption is given by the Issuer to the Noteholders shall have exceeded 130 per cent. of the aggregate Early Redemption Amount of the Notes outstanding on such Trading Day (excluding for this purpose the face value of any Notes in respect of which Exchange Rights have been exercised by a Noteholder but the Exchange Property (or any cash payment in respect thereof) has not yet been delivered and excluding from the Exchange Property such undelivered (or unpaid) Exchange Property); or

(ii)	in whole only, at any time if prior to the date on which the relevant notice of redemption is given by the Issuer less than 10 per cent. in aggregate face value of the Notes originally issued is outstanding.

In order to exercise such option the Issuer shall give not less than 30 nor more than 60 days’ notice (an “Optional Redemption Notice”) to the Noteholders (which notice shall be irrevocable and shall oblige the Issuer to redeem the Notes at their Early Redemption Amount on the Optional Redemption Date specified in such notice).

The “Value” of the Exchange Property on any day shall be the aggregate of:

(1)	the value of publicly traded Securities included in the Exchange Property, which shall be deemed to be the Current Market Price of such Securities on such day, provided that if such day is not a Trading Day then the value of such publicly traded Securities shall be the Current Market Price on the immediately preceding Trading Day, converted (if necessary) into U.S. dollars at the Screen Rate on such day; and

(2)	the value of all other assets and of publicly traded Securities for which a value cannot be determined pursuant to (1) above included in the Exchange Property, which shall be deemed to be the value on such day (converted (if necessary) into U.S. dollars as aforesaid) as certified by an independent investment bank (in the case of Securities) or independent appraiser (in the case of other assets (other than cash)) of international repute selected by the Issuer and approved by the Trustee; and

(3)	the value of cash shall be deemed to be the amount thereof (converted (if necessary) into U.S. dollars as aforesaid),

provided that if on any day any such publicly traded Securities are quoted on the Relevant Exchange or, as the case may be, such stock exchange or other Securities market as aforesaid cum any dividend or other entitlement, or any assets or publicly traded Securities the Value of which is to be determined pursuant to (2) above have the benefit of, or are entitled to, or carry the right to, any dividend or other entitlement, in any such case which a Noteholder would not be entitled to pursuant to these Conditions on exercising Exchange Rights on the last day permitted pursuant to these Conditions, then the Value of any such assets or publicly traded Securities on such day shall be reduced by an amount equal to the gross amount of any such dividend or other cash entitlement or, as the case may be, the Value (as determined by an independent investment bank as aforesaid) of any entitlement or dividend where that is other than cash.

Terms and conditions of the Notes

The “Current Market Price” of any Securities shall be, in respect of any particular date, (i) in the case of PLDT Shares, the volume weighted average price as obtained or derived from the Relevant Exchange for one PLDT Share on such date; and (ii) in the case of any other Relevant Security, the volume weighted average price as obtained or derived from such stock exchange or other securities market on which such Relevant Security is principally traded for one share of such Relevant Security on such date.

(e)	Delisting Put Right

In the event the PLDT Shares cease to be listed or admitted to trading on the PSE (or, if applicable, cease to be listed or admitted to trading on a primary basis on any other stock exchange of which notice to the Noteholders has been given in accordance with Condition 16) (a “Delisting”) each Noteholder shall have the right (the “Delisting Put Right”), at such Noteholder’s option, to require the Issuer to redeem all or any portion of such Noteholder’s Notes (without involving part only of any Note) as referred to in the Delisting Put Notice (as defined below) on the 20th Payment Business Day after notice has been given to Noteholders regarding the Delisting (the “Delisting Put Date”) at the Early Redemption Amount of the Notes (the “Delisting Put Price”).

Promptly after a Delisting being publicly announced, the Issuer shall procure that notice regarding the Delisting Put Right shall be given to Noteholders stating:

(i)	the Delisting Put Date;

(ii)	the date of such Delisting and, briefly, the events causing such Delisting;

(iii)	the date by which the Delisting Put Notice (as defined below) must be given;

(iv)	the Delisting Put Price and the method by which such amount will be paid;

(v)	the names and addresses of all Paying Agents;

(vi)	the procedures that Noteholders must follow and the requirements that Noteholders must satisfy in order to exercise the Delisting Put Right; and

(vii)	that a Delisting Put Notice (as defined below), once validly given, may not be withdrawn.

To exercise its rights to require the Issuer to purchase its Notes, the Noteholder must deliver a written irrevocable notice of the exercise of such right (a “Delisting Put Notice”), in the then current form obtainable from the specified office of any Paying Agent together with the Certificate evidencing the Notes to any Paying Agent on any business day prior to the close of business at the location of such Paying Agent on such day and which day is not less than 10 business days prior to the Delisting Put Date.

Payment of the Delisting Put Price upon exercise of the Delisting Put Right for any Note in respect of which a Delisting Put Notice has been delivered is conditional upon delivery of the Certificate in respect of such Note (together with any necessary endorsements) to any Paying Agent on any business day during the period described above together with a duly completed and signed Delisting Put Notice. If the Paying Agent holds on the Delisting Put Date money sufficient to pay the Delisting Put Price of Notes for which Delisting Put Notices have been delivered in accordance with the provisions hereof upon exercise of such right, then, whether or not such Certificate is delivered to the Paying Agent, on or after such Delisting Put Date, (i) such Note will cease to be outstanding; and (ii) all other rights of the Noteholder shall terminate (other than the right to receive the Delisting Put Price).

The Trustee shall not be required to take any steps to ascertain whether a Delisting or any event which could lead to the occurrence of a Delisting has occurred.

Terms and conditions of the Notes

(f)	Redemption Notices

Any redemption notice shall be irrevocable. Each such notice shall specify, inter alia, (i) the date when the relevant redemption will take place; (ii) the last day on which Exchange Rights may be exercised by a Noteholder pursuant to the Conditions; and (iii) the value of the pro rata share of the Exchange Property attributable to each Note as at the most recent practicable date prior to the giving of the relevant notice (converted into U.S. dollars at the Screen Rate as at such date). All Notes in respect of which a redemption notice is given shall be redeemed as provided in this Condition 9 on the relevant redemption date, other than any Notes in respect of which Exchange Rights shall have been exercised pursuant to Condition 6.

Notwithstanding the giving of a redemption notice by the Issuer, Noteholders may continue to exercise Exchange Rights during the Exchange Period.

(g)	Selection of Notes

In the case of a redemption of some only of the Notes pursuant to Condition 9(d), the Notes to be redeemed will be selected individually by lot by the Principal Agent, in such place as the Trustee shall approve and in such manner as the Trustee shall deem to be appropriate and fair not more than 60 days and not less than 20 days prior to the date fixed for redemption.

(h)	Purchase

The Issuer, the Guarantor or any of their respective subsidiaries may at any time purchase Notes in the open market or otherwise at any price provided that no such purchase may be made in the period commencing on the date 15 Payment Business Days prior to the date fixed for redemption from time to time of the Notes (other than any redemption pursuant to Condition 9(c)). Any purchase by tender shall be made available to all Noteholders alike.

(i)	Cancellation

Notes purchased by the Issuer, the Guarantor or any of their subsidiaries may be held, re-issued, sold or cancelled. All Notes redeemed or exchanged will be cancelled and may not be reissued or resold.

10	Payments

(a)	Payment

Payment of principal and interest (if any) due on the Notes will be made by transfer to the registered account of the Noteholder or by U.S. dollar cheque drawn on a bank in New York, and mailed to the registered address of the Noteholder if it does not have a registered account. Payment of principal will only be made after surrender of the relevant Certificate at the specified office of any Agent.

Payment of all other amounts will be made as provided in these Conditions.

(b)	Registered Accounts

For the purposes of this Condition, a Noteholder’s registered account means the U.S. dollar account maintained by or on behalf of it with a bank in New York, details of which appear on the Register at the close of business on the fifth Payment Business Day (as defined below) before the due date for payment, and a Noteholder’s registered address means its address appearing on the Register at that time.

(c)	Payment Initiation

Where payment is to be made by transfer to a registered account, payment instructions (for value on the due date or, if that it not a Payment Business Day, for value on the first following day which is a Payment Business Day) will be initiated and, where payment is to be made by cheque, the cheque will be mailed (at the risk and, if mailed at the request of the holder otherwise than by ordinary mail, expense of the holder) on the due date for payment (or, if it is not a Payment Business Day, the immediately following Payment Business Day) or, in the case of a payment of principal, if later, on the Payment Business Day on which the relevant Certificate is surrendered at the specified office of an Agent.

Terms and conditions of the Notes

(d)	Agents

The names of the initial Agents and their specified offices are set out below. The Issuer and the Guarantor reserve the right under the Agency Agreement at any time with the prior written approval of the Trustee to remove any Agent, and to appoint other or further Agents, provided that they will at all times maintain a Paying Agent that will not be obliged to deduct tax pursuant to any European Union Directive on the taxation of savings, implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive. Notice of any such removal or appointment and of any change in the specified office of any Agent will be given as soon as practicable to Noteholders.

The names of the initial Agents and the Custodian and their specified offices are set out at the end of these Conditions. The Issuer and the Guarantor reserve the right, subject to the provisions of the Agency Agreement, at any time to vary or terminate the appointment of further or other Agents, provided that the Issuer and the Guarantor will at all times maintain a Paying Agent having specified offices in Hong Kong and, so long as the Notes are listed on the SGX-ST and the rules of that exchange so require, a Paying Agent, Transfer Agent and Exchange Agent in Singapore. Notice of any such termination or appointment, of any changes in the specified offices of the Agents or the Custodian or of any change in the identity or specified office of any Conversion Agent, Paying Agent or Transfer Agent will be given promptly by the Issuer and the Guarantor to the holders of the Notes and the Trustee and, so long as the Notes are listed on the SGX-ST and the rules of that exchange so require, to the SGX-ST.

(e)	Payments subject to fiscal laws

All payments in respect of the Notes are subject in all cases to any applicable fiscal or other laws and regulations. No commissions or expenses shall be charged to the Noteholders in respect of such payments.

(f)	Fractions

When making payments to Noteholders, if the relevant payment is not of an amount which is a whole multiple of the smallest unit of the relevant currency in which such payment is to be made, such payment will be rounded down to the nearest unit.

(g)	Default interest and delay in payment

If the Issuer fails to pay any sum in respect of the Bonds when the same becomes due and payable under these Conditions or the Trust Deed, interest shall accrue on the overdue sum at the rate of 5 per cent. per annum from such date. Such default interest shall accrue on the basis of the actual number of days elapsed and a 360-day year.

Noteholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date is not a business day, if the Noteholder is late in surrendering its Certificate (if required to do so) or if a cheque mailed in accordance with this Condition arrives after the due date for payment.

(h)	Payment Business Day

In these Conditions, “Payment Business Day” means a day on which commercial banks are generally open for business in New York City, Hong Kong and Manila and, in the case of the surrender of a Certificate, in the place where the Certificate is surrendered.

11	Taxation

All payments of principal and/or premium made by or on behalf of the Issuer or the Guarantor shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature (“Withholding Taxes”) imposed, levied, collected, withheld or assessed by or within Bermuda, the Cayman Islands or Hong Kong or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event (but without limiting Condition 9(b))

Terms and conditions of the Notes

the Issuer or, as the case may be, the Guarantor shall pay such amounts (“Additional Amounts”) as shall result in receipt by the Noteholders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such Additional Amounts shall be payable with respect to any Note:

(a)	to, or to a third party on behalf of, a holder who is liable to such taxes, duties, assessments or governmental charges in respect of such Note by reason of his having some connection with Bermuda, the Cayman Islands or Hong Kong other than the mere holding of the Note or the receipt of any sums due in respect of such Note (including, without limitation, the holder being a resident or a permanent establishment in Bermuda, the Cayman Islands or Hong Kong);

(b)	(in the case of payment of principal) if the Certificate in respect of such Note is presented for payment more than 30 days after the relevant date for payment in respect thereof except to the extent that the holder of it would have been entitled to such additional amounts on presenting it for payment on the thirtieth day;

(c)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(d)	presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note to another Agent in a Member State of the European Union.

References in these Conditions to “principal” or “premium” and/or “interest” (if any) shall be deemed to include any Additional Amounts that may be payable under this Condition 11 or under any obligations undertaken in addition thereto or in substitution therefor pursuant to the Trust Deed.

12	Events of Default

If any of the following events occurs and is continuing the Trustee at its discretion may, and if so requested by holders of at least one-quarter in principal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution (subject in each case to the Trustee being indemnified and/or secured to its satisfaction) shall, give notice to the Issuer that the Notes are, and they shall immediately become, due and repayable at their Early Redemption Amount:

(a)	Non-Payment: the Issuer fails to pay the principal of or any premium on any of the Notes when due and such failure continues for a period of seven days; or

(b)	Breach of Other Obligations: save as otherwise provided in paragraph (j) below the Issuer or the Guarantor does not perform or comply with any one or more of its other obligations in the Notes or the Trust Deed and, except where such default is in the opinion of the Trustee incapable of remedy (in which event no such notice as is referred to below shall be required), such default is not in the opinion of the Trustee remedied to its satisfaction within 30 days or such longer period as the Trustee may permit after notice requiring such default to be remedied shall have been given to the Issuer or the Guarantor by the Trustee; or

(c)	Cross-Default: (i) any other present or future Indebtedness for Borrowed Money of the Issuer or the Guarantor, any Material Subsidiary or Material Affiliate becomes due and payable prior to its stated maturity by reason of an event of default or the like (howsoever described), or (ii) any such Indebtedness for Borrowed Money is not paid when due, or (iii) the Issuer or the Guarantor, any Material Subsidiary or Material Affiliate fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any Indebtedness for Borrowed Money, in each of cases (ii) and (iii) after any originally applicable grace period, provided that the aggregate amount of the relevant Indebtedness for Borrowed Money in respect of which one or more of the

Terms and conditions of the Notes

events mentioned above in this paragraph (c) have occurred equals or exceeds U.S.$15,000,000 or its equivalent (on the basis of the middle spot rate for the relevant currency against the U.S. dollar as quoted by any leading bank on the day on which this paragraph operates); or

(d)	Insolvency: the Issuer or the Guarantor or any Material Subsidiary (i) is insolvent or bankrupt or unable to pay its debts as they fall due, stops, suspends or threatens to stop or suspend payment of all or the substantial part of its debts, or (ii) makes a general assignment or an arrangement or composition with or for the benefit of its creditors generally in respect of its debts or a moratorium is agreed or declared in respect of or affecting all or the substantial part of its debts; or

(e)	Cessation of Business/Disposal of Assets: the Guarantor or any Material Subsidiary ceases to carry on the whole or substantially the whole of its business or sells or disposes of the whole or substantially the whole of its assets or business whether as a single transaction or a number of transactions, related or not, save (i) where it is intended that all or substantially all of the proceeds of any such sale or disposal be used for the purposes of the business of the Guarantor or any Subsidiary or Affiliate, or for the repayment of debt, (ii) with respect to a Material Subsidiary, for the purposes of, or pursuant to and followed by, a consolidation or amalgamation with, or merger into, the Issuer, the Guarantor or any other Subsidiary or Affiliate, (iii) for the purposes of, or pursuant to and followed by, a consolidation, amalgamation, merger or reorganisation (other than as described in (ii) above) the terms of which shall have previously been approved by an Extraordinary Resolution of the Noteholders, or (iv) by way of a voluntary winding up or dissolution where there are surplus assets in such Material Subsidiary and such surplus assets attributable to the Issuer, the Guarantor and/or any other Subsidiary or Affiliate are distributed to the Issuer, the Guarantor and/or any such other Subsidiary or Affiliate;

(f)	Winding-up: (i) a final order of a court of competent jurisdiction is made or an effective resolution passed for the winding-up or dissolution of the Issuer or the Guarantor, except for the purposes of and pursuant to and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation on terms approved by the Trustee or by an Extraordinary Resolution of the Noteholders; or (ii) a final order of a court of competent jurisdiction is made or an effective resolution passed for the winding-up or dissolution of a Material Subsidiary or Material Affiliate except (a) for the purposes of and pursuant to and followed by a consolidation or amalgamation with or merger into the Issuer or the Guarantor or any other Subsidiary or the Affiliate, (b) for the purposes of or pursuant to and followed by a reconstruction, amalgamation, merger or consolidation (other than as described in (a) above) on terms approved by the Trustee or by an Extraordinary Resolution of the Noteholders or (c) by way of a voluntary winding up or dissolution where there are surplus assets in such Material Subsidiary or Material Affiliate and such surplus assets attributable to the Issuer, the Guarantor and/or any other Material Subsidiary or Material Affiliate are distributed to the Issuer, the Guarantor and/or any such other Subsidiary or Affiliate; or

(g)	Enforcement Proceedings — Guarantor: (i) an administrative or other receiver, manager, administrator or other similar official is appointed in relation to the Guarantor, in relation to the whole or a substantial part of the assets, undertaking, property or revenues of the Guarantor or (ii) an encumbrancer takes possession of the whole or a substantial part of the assets, undertaking, property or revenues of the Guarantor and in any such case of either (i) or (ii) such possession is not removed or, as the case may be, appointment not rescinded within 14 days thereof; or

(h)	Enforcement Proceedings — Material Subsidiary/Affiliate: (i) an administrative or other receiver, manager, administrator or other similar official is appointed, in relation to the Issuer, any Material Subsidiary or Material Affiliate, or, as the case may be, in relation to the whole or substantially the whole of the assets, undertaking, property or revenues of the Issuer, any Material Subsidiary or Material Affiliate or (ii) an encumbrancer takes possession of the whole or substantially the whole of the assets, undertaking, property or revenues of the Issuer, any Material Subsidiary or Material Affiliate and in any such case of either (i) or (ii) such possession is not removed or, as the case may be, appointment not rescinded within 14 days thereof; or

Terms and conditions of the Notes

(i)	Ownership: the Issuer ceases to be wholly-owned and controlled by the Guarantor; or

(j)	Failure to Top-up etc.: (i) the Issuer or the Guarantor transfers or delivers any of the deposited Exchange Property out of the designated account or to any third party, in breach of Condition 6(l) or (ii) the Issuer or the Guarantor fails to perform any of its obligations in respect of any Top-up, and, where the Trustee is satisfied that such failure under paragraph (ii) above is the result of technical or administrative reasons, such failure is not remedied to the satisfaction of the Trustee within 14 days after notice requiring such failure to be remedied shall have been given to the Issuer or the Guarantor by the Trustee; or

(k)	Guarantee: the Guarantee is not (or is claimed by the Guarantor not to be) in full force and effect; or

(l)	Illegality: it is or will become unlawful for the Issuer or the Guarantor to perform or comply with any one or more of its obligations under the Notes or the Trust Deed; or

(m)	Analogous Events: any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of the foregoing paragraphs,

provided that in the case of paragraphs (b), (d), (e), (f), (g), (h), (i), (j), (l) and (m) (other than the winding up or dissolution of the Issuer or the Guarantor) the Trustee shall have certified that in its opinion such event is materially prejudicial to the interests of the Noteholders.

For this purpose, “Affiliate” means at any time any company or other business entity more than 20 per cent. of whose equity share capital is then beneficially owned by the Guarantor and/or one or more of its Subsidiaries and the investment in such company is or will be accounted for by the equity method in the Guarantor’s audited financial statements;

“Indebtedness for Borrowed Money” means any indebtedness (whether being principal, premium, interest or other amounts) for or in respect of any notes, bonds, debentures, debenture stock, loan stock or other securities or any borrowed money.

If the Notes are declared immediately due and repayable pursuant to paragraph (b) or (j) of this Condition 12, by reason of the failure by the Issuer or the Guarantor to comply with the provisions of Condition 6, 7 or 8 and the Exchange Right attached to any Note is exercised thereafter pursuant to Condition 6, the Issuer and the Guarantor shall, following such exercise by the Noteholder, pay to such Noteholder on the Settlement Date an amount (the “Default Cure Amount”), equal to the Value (as defined in Condition 9(d)) of (x) the Exchange Property that is required to be delivered by the Issuer and the Guarantor to satisfy the Exchange Right in relation to such exchanging Noteholder minus (y) the Exchange Property that is actually delivered by the Issuer and the Guarantor pursuant to such Noteholders’ Exchange Notice in each case calculated on the Settlement Date; provided that if such Noteholder has received any payment under the Notes pursuant to this Condition 12, the amount of such payment shall be deducted from the Default Cure Amount.

13	Prescription

Claims in respect of principal and other sums payable in respect of the Notes will become void unless made within 10 years (in the case of principal) and five years (in the case of interest, if any) from the relevant date for payment in respect thereof.

14	Meetings of Noteholders, Modification and Waiver

The Trust Deed contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Notes, these provisions or any relevant provisions of the Trust Deed. Such a meeting may be convened by the Issuer, the Guarantor, the Trustee or shall be convened by the Issuer at the request of Noteholders holding not less than 10 per cent. in principal amount of the Notes for the time being outstanding. The quorum at any such meeting for passing an Extraordinary Resolution is two or more persons holding or

Terms and conditions of the Notes

representing more than one-half in principal amount of the Notes for the time being outstanding, or at any adjourned meeting two or more persons being or representing Noteholders whatever the principal amount of the Notes so held or represented, except that at any meeting the business of which includes the modification of certain provisions of the Trust Deed, these provisions or the Notes (including modifying the date of maturity of the Notes, reducing or cancelling the amount of principal or the rate of interest payable in respect of the Notes or altering the currency of payment of the Notes or modifying or cancelling the Exchange Rights), the quorum shall be two or more persons holding or representing not less than three-quarters in principal amount of the Notes for the time being outstanding, or at any adjourned such meeting two or more persons holding or representing not less than one-quarter in principal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders shall be binding on all the Noteholders, whether or not they are present at the meeting. The Trust Deed provides that a written resolution signed by or on behalf of the holders of not less than 90 per cent. in principal amount of Notes outstanding shall be as valid and effective as a duly passed Extraordinary Resolution.

The Trust Deed provides that the Trustee may agree, without the consent of the Noteholders to any modification of, or to any waiver or authorisation of any breach or proposed breach of, any of these Conditions or any of the provisions of the Trust Deed, or may determine that any condition, event or act which, but for such determination, would constitute an Event of Default or Potential Event of Default (as defined in the Trust Deed), shall not be treated as such which in any such case, in the opinion of the Trustee, is not materially prejudicial to the interests of the Noteholders or to any modification of any of these Conditions of the Notes or any of the provisions of the Trust Deed which is (in the opinion of the Trustee) of a formal, minor or technical nature or which is made to correct a manifest error or to comply with mandatory provisions of law. Any such modification, waiver, authorisation or determination shall be binding on the Noteholders and, unless the Trustee agrees otherwise, shall be notified to the Noteholders as soon as practicable thereafter in accordance with Condition 16.

In connection with the exercise by it of any of its trusts, powers, authorities or discretions (including, but without limitation, any modification, waiver, authorisation or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class and, in particular, but without limitation, shall not have regard to any interests arising from circumstances particular to individual Noteholders or the consequences of such exercise for individual Noteholders (whatsoever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory, or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder be entitled to claim, from the Issuer, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders.

The Trust Deed contains provisions permitting the Trustee to agree, without the consent of the Noteholders, to the substitution at any time or times of any other entity in the place of the Issuer as the principal debtor (a “Substituted Principal Obligor”) under the Trust Deed and the Notes, provided that the Trustee is of the opinion that the interests of the Noteholders will not be materially prejudiced thereby. By subscribing to or purchasing the Notes, the Noteholders expressly consent to any such substitution of the Issuer and expressly consent to the release of the Issuer from any and all obligations in respect of the Notes and are deemed to have expressly accepted such substitution. Such agreement shall be subject to the relevant provisions of the Trust Deed, including an irrevocable and unconditional guarantee by the Guarantor in form and substance satisfactory to the Trustee and the making of appropriate arrangements to safeguard the Exchange Rights.

15	Replacement of Notes

If any Certificate is mutilated, defaced, destroyed, stolen or lost, it may be replaced at the specified office of the Registrar or Principal Agent upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

Terms and conditions of the Notes

16	Notices

All notices to holders of the Notes shall be validly given if mailed to them at their respective addresses in the register of holders of the Notes maintained by the Registrar and, so long as the Notes are listed on the SGX-ST and the rules of that exchange so require, published in a leading newspaper having general circulation in Singapore (which is expected to be The Straits Times).

Any such notice shall be deemed to have been given on the later of the date of such publication and the seventh day after being so mailed.

17	Further Issues

The Issuer may from time to time without the consent of the Noteholders and in accordance with the Trust Deed create and issue further securities either having the same terms and conditions as the Notes in all respects and so that such further issue shall be consolidated and form a single series with the Notes or upon such terms as the Issuer may determine at the time of their issue. References in these Conditions to the Notes include (unless the context requires otherwise) any other securities issued pursuant to this Condition 17 and forming a single series with the Notes. Any further securities forming a single series with the Notes constituted by the Trust Deed or any deed supplemental to it shall, and any other Securities may (with the consent of the Trustee), be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of Securities of other series where the Trustee so decides.

18	Indemnification

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking proceedings to enforce payment unless indemnified or secured to its satisfaction.

19	Enforcement

The Trustee may at any time, at its discretion and without notice, institute such proceedings against the Issuer and/or the Guarantor as it may think fit to enforce the terms of the Trust Deed and the Notes, but it need not take any such proceedings or any other action under the Trust Deed unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by Noteholders holding at least one-quarter in principal amount of the Notes outstanding, and (b) it shall have been indemnified and/or secured to its satisfaction. No Noteholder may proceed directly against the Issuer or the Guarantor unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.

20	Governing Law and Jurisdiction; Third Party Rights

(a)	Governing law

The Trust Deed, the Agency Agreement and the Notes are governed by and shall be construed in accordance with English law, other than Clause 6.4 of the Trust Deed which shall be governed by and construed in accordance with the laws of the Netherlands.

(b)	Jurisdiction

The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Notes and accordingly any legal action or proceedings arising out of or in connection with the Notes (“Proceedings”) may be brought in such courts. The Issuer and the Guarantor have in the Trust Deed irrevocably submitted to the jurisdiction of such courts.

(c)	Agent for service of process

Each of the Issuer and the Guarantor has irrevocably appointed Hackwood Secretaries Limited at its registered office for the time being (currently at One Silk Street, London EC2Y 8HQ) as its agent in England to receive service of process in any Proceedings in England based on any of the Notes.

(d)	Third party rights

No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999.

TRUSTEE

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

Level 30, HSBC Main Building

1 Queen’s Road, Central

Hong Kong SAR

PRINCIPAL AGENT, TRANSFER AGENT AND EXCHANGE AGENT

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

Level 30, HSBC Main Building

1 Queen’s Road, Central

Hong Kong SAR

REGISTRAR AND PAYING AGENT

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

Level 30, HSBC Main Building

1 Queen’s Road, Central

Hong Kong SAR

CUSTODIAN

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

Level 30, HSBC Main Building

1 Queen’s Road, Central

Hong Kong SAR

Form of Transfer

FOR VALUE RECEIVED the undersigned hereby transfers to

_____________________________

_____________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

U.S.$                     principal amount of the Notes in respect of which this Certificate is issued, and all rights in respect thereof.

All payments in respect of the Notes hereby transferred are to be made (unless otherwise instructed by the transferee) to the following account:

Name of bank:

U.S.$ account number:

For the account of:

Dated:

Certifying Signature

Name:

Notes:

(a)	A representative of the Noteholder should state the capacity in which he signs, e.g. executor.
(b)	The signature of the persons effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar or Transfer Agent may require.
(c)	This form of transfer should be dated as of the date it is deposited with the relevant Transfer Agent or Registrar.

Schedule 2

Form of Global Certificate

ISIN: XS0210162680

First Pacific Finance Limited

(Incorporated with limited liability in the Cayman Islands)

U.S.$199,000,000 Zero Coupon Guaranteed Exchangeable Notes due 2010

Guaranteed by First Pacific Company Limited

exchangeable into Common Stock of par value Php 5.00 each of

Philippines Long Distance Telephone Company

Global Certificate

The Notes in respect of which this Global Certificate is issued are in registered form and form part of the series designated as specified in the title (the “Notes”) of First Pacific Finance Limited (the “Issuer”).

The Issuer hereby certifies that HSBC Nominees (Hong Kong) Limited is, at the date hereof, entered in the Register as the holder of Notes in the principal amount of U.S.$199,000,000 (one hundred and ninety nine million United States dollars) or such other amount as is shown on the register of Noteholders as being represented by this Global Certificate and is duly endorsed (for information purposes only) in the fourth column of Schedule A to this Global Certificate. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Noteholders as holder of the Notes in respect of which this Certificate is issued such amount or amounts as shall become due in respect of such Notes and otherwise to comply with the Conditions, as referred to below.

The Notes are constituted by a Trust Deed dated 18 January 2005 (the “Trust Deed”) between inter alia, the Issuer, First Pacific Company Limited as guarantor (the “Guarantor”) and The Hongkong and Shanghai Banking Corporation Limited as trustee (the “Trustee”). The Notes in respect of which this Certificate is issued are exchangeable in accordance with the Conditions and the Trust Deed. All sums payable in respect of the Notes are unconditionally and irrevocably guaranteed by the Guarantor in the Trust Deed. All capitalised terms herein which are not defined herein have the meaning given in the Conditions.

The aggregate principal amount from time to time of this Global Certificate shall be that amount not exceeding U.S.$199,000,000 as shall be shown by the latest entry in the fourth column of Schedule A hereto, which shall be completed by or on behalf of the Principal Agent upon the exercise of Exchange Rights or redemption or purchase and cancellation of Notes represented hereby or the exchange of this Global Certificate for Definitive Certificates as described below.

This Global Certificate is exchangeable in whole but not in part (free of charge to the holder) for the Definitive Certificates described below upon notice by the holder of this Global Certificate to the Issuer given at any time after Euroclear or Clearstream, Luxembourg or the Alternative Clearing System (each as defined under “Notices” below) is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so.

On or after the Exchange Date the holder of this Global Certificate may surrender this Global Certificate to or to the order of the Registrar. In exchange for this Global Certificate, the Issuer shall deliver, or procure the delivery of, an equal aggregate principal amount of duly executed and authenticated Definitive Certificates.

“Exchange Date” means a day falling not less than 60 days after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Registrar is located.

Except as otherwise described herein, this Global Certificate is subject to the terms and conditions of the Notes (the “Conditions”) set out in Schedule 1 to the Trust Deed and the Trust Deed and, until it is exchanged for Definitive Certificates, its holder shall be entitled to the same benefits as if it were the holder of the Definitive Certificates for which it may be exchanged and as if such Definitive Certificates had been issued on the date of this Global Certificate.

The Conditions shall be modified with respect to Notes represented by this Global Certificate by the following provisions:

Payments

Principal and default interest (if any) in respect of this Global Certificate shall be paid to its holder without presentation or (if no further payment falls to be made on it) against presentation and surrender of it to or to the order of the Principal Agent in respect of the Notes (or to or to the order of such other Paying Agent shall have been notified to the holders for this purpose) which shall endorse such payment or (in the case of principal) cause such payment to be endorsed in Schedule A hereto (such endorsement being prima facie evidence that the payment in question has been made). No person shall however be entitled to receive any payment on this Global Certificate falling due after the Exchange Date, unless exchange of this Global Certificate for Definitive Certificates is improperly withheld or refused by or on behalf of the Issuer.

Notices

So long as this Global Certificate is held on behalf of Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or such other clearing system as shall have been approved by the Trustee (the “Alternative Clearing System”), notices required to be given to holders shall be given by their being delivered to Euroclear and Clearstream, Luxembourg or, as the case may be, any Alternative Clearing System, rather than by publication as required by the Conditions; provided, however, that, so long as the Notes are listed on the SGX-ST and its rules so require, notices will also be published in a leading newspaper having general circulation in Singapore (which is expected to be The Straits Times).

Meetings

The holder hereof shall be treated at any meeting of holders as being two persons for the purposes of any quorum requirements of a meeting of holders and as having one vote in respect of each U.S.$10,000 principal amount of Notes for which this Global Certificate may be exchanged. The Issuer may allow a person with an interest in Notes in respect of which this Global Certificate has been issued to attend and speak at a meeting of holders on appropriate proof of his identity and interest.

Purchase and Cancellation

Cancellation of any Note represented by this Global Certificate which is required by the Conditions to be cancelled will be evidenced by reduction in the principal amount of this Global Certificate on its presentation to or to the order of the Principal Agent for notation in Schedule A and will be effected by an entry to such effect in the Register.

Call option

No drawing of Notes will be required in the event that the Issuer exercises its call option pursuant to Condition 9(d)(i) in respect of less than the aggregate principal amount of Notes in respect of which this Global Certificate is issued. Notes will be selected for redemption in accordance with the standard procedures of Euroclear and/or Clearstream Luxembourg or any Alternative Clearing System.

Put options

The Noteholders’ option in Condition 9(b) and the put options in Conditions 9(c) and 9(e) may be exercised by the holder of a book-entry interest in a Note, in all cases within the time limits specified in the Conditions (i) upon presentation to or to the order of the Principal Agent of the relevant notice duly completed, or (ii) upon giving notice to or to the order of the Principal Agent in accordance with the standard procedures of Euroclear and/or Clearstream, Luxembourg or any Alternative Clearing System or any nominee for them by electronic means of the principal amount of Notes in respect of which the option is exercised and, in each case, presenting or procuring the presentation of this Global Certificate for endorsement .

Transfer

Transfers of interests in the Notes will be effected through the records of Euroclear and Clearstream, Luxembourg or any Alternative Clearing System and their respective participants in accordance with the rules and procedures of Euroclear and Clearstream, Luxembourg as such Alternative Clearing System and their respective direct and indirect participants.

Exchange Right

For so long as this Global Certificate is held on behalf of any one or more of Euroclear, Clearstream, Luxembourg or any Alternative Clearing System (and subject to their respective requirements), the Exchange Right (as defined in the Conditions) may be exercised at any time during the Exchange Period by a holder of a book-entry interest in the Note, in all cases within the time limits specified in the Conditions, (i) upon presentation to or to the order of the Principal Agent of one or more Exchange Notices duly completed, or (ii) upon giving notice to or to the order of the Principal Agent in accordance with the standard procedures of Euroclear and/or Clearstream, Luxembourg or any Alternative Clearing System or any nominee of them by electronic means, and in either case presenting or procuring the presentation of this Global Certificate for endorsement. Exercise of an Exchange Right will constitute or be deemed to constitute confirmation by the beneficial owner of the Notes to be exchanged that the information and representations in the Exchange Notice are true and accurate on the date of delivery. The exercise of the Exchange Right shall be notified by the Principal Agent to the Registrar and the holder of this Global Certificate.

Trustee’s Powers

In considering the interests of the holders of the Notes while this Global Certificate is registered in the name of a nominee for Euroclear, Clearstream, Luxembourg or any Alternative Clearing System, the Trustee may, to the extent it considers it appropriate to do so in the circumstances, (a) have regard to such information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of the Notes and (b) consider such interests on the basis that such accountholders were the holders of the Notes in respect of which this Global Certificate is issued.

Enforcement

For the purposes of enforcement of the provisions of the Trust Deed against the Trustee, the persons named in a certificate of the holder of the Notes in respect of which this Global Certificate is issued shall be recognised as the beneficiaries of the trust set out in the Trust Deed, to the extent of the principal amount of their interest in the Notes set out in the certificate of the holder, as if they were themselves the holders of the Notes in such principal amounts.

This Global Certificate is governed by and shall be construed in accordance with English law.

In witness whereof the Issuer has caused this Global Certificate to be signed on its behalf by a director of the Issuer.

Dated: 18 January 2005

FIRST PACIFIC FINANCE LIMITED

Director

Certificate of Authentication

This Global Certificate is authenticated by or on behalf of the Registrar without recourse, warranty or liability.

By:

Authorised Signatory

THE NOTES, THE GUARANTEE IN RESPECT OF THE NOTES AND THE PLDT SHARES TO BE DELIVERED UPON EXERCISE OF THE EXCHANGE RIGHTS ATTACHING TO THE NOTES HAVE NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).

Schedule A

Principal Amount of this Global Certificate

The aggregate principal amount of this Global Certificate is as shown by the latest entry made by or on behalf of the Principal Agent in the fourth column below. Reductions in the principal amount of this Global Certificate following exchange, redemption or the purchase and cancellation of Notes are entered in the second and third columns below.

Date	Reason for change in the principal amount of this Global Certificate[1]	Amount of such change	Initial principal amount and principal amount of this Global Certificate following such change	Notation made by or on behalf of the Principal Agent (other than in respect of the initial principal amount)
18 January 2005	Not applicable	Not applicable	U.S.$199,000,000	Not applicable

[1]	State whether reduction following (1) redemption of Notes, (2) exchange of Notes for Exchange Property, (3) purchase and cancellation of Notes or (4) exchange for Definitive Certificates.

Schedule 3

Provisions for Meetings of holders of Notes

1

1.1	A holder of a Note may by an instrument in writing (a “form of proxy”) in the form available from the specified office of any Agent in English signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the Agent not later than 24 hours before the time fixed for any meeting, appoint any person (a “proxy”) to act on his or its behalf in connection with any meeting or proposed meeting of Noteholders.

1.2	A holder of a Note which is a corporation may by delivering to any Agent not later than 24 hours before the time fixed for any meeting a resolution of its directors or other governing body in English authorise any person to act as its representative (a “representative”) in connection with any meeting or proposed meeting of Noteholders.

1.3	A proxy or representative so appointed shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of Noteholders specified in such appointment, to be the holder of the Notes to which such appointment relates and the holder of the Note shall be deemed for such purposes not to be the holder.

2	Each of the Issuer, the Guarantor and the Trustee may at any time convene a meeting of Noteholders. If the Issuer receives a written request by Noteholders holding at least 10 per cent. in principal amount of the Notes for the time being outstanding, the Issuer shall convene a meeting of Noteholders. Every meeting shall be held at a time and place approved by the Trustee.

3	At least 21 days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Noteholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting, be given in the manner provided in the Conditions and shall specify, unless the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall include a statement to the effect that the holders of Notes may appoint proxies by executing and delivering a form of proxy in English to the specified office of an Agent not later than 24 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution in English of their directors or other governing body and by delivering an executed copy of such resolution to the Agent not later than 24 hours before the time fixed for the meeting.

4	A person (who may, but need not, be a Noteholder) nominated in writing by the Trustee may act as chairman of a meeting but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Noteholders present shall choose one of their number to be chairman, failing which, the Issuer may appoint the chairman. The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting.

5

At a meeting two or more persons present in person holding Notes or being proxies or representatives and holding or representing in the aggregate not less than 10 per cent. in principal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted unless the requisite quorum be present at the commencement of business. The quorum at a meeting for passing an Extraordinary Resolution shall (subject as provided below) be two or more persons present in person holding Notes or being proxies or representatives and holding or representing in the aggregate more than one-half in principal amount of the Notes for the time being outstanding provided that the quorum at any meeting the business of which includes any of the matters specified in the proviso to paragraph 16 shall be two or more persons so present holding Notes or being proxies or representatives and holding or representing in the aggregate not less than three quarters in principal amount of the Notes for the time being outstanding.

6	If within 15 minutes from the time fixed for a meeting a quorum is not present the meeting shall, if convened upon the requisition of Noteholders or if the Issuer and the Trustee agree, be dissolved. In any other case it shall stand adjourned to such date, not less than 14 nor more than 42 days later, and to such place as the chairman may decide. At such adjourned meeting two or more persons present in person holding Notes or being proxies or representatives (whatever the principal amount of the Notes so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting provided that at any adjourned meeting at which is to be proposed an Extraordinary Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph 16 the quorum shall be two or more persons so present holding Notes or being proxies or representatives and holding or representing in the aggregate not less than one-quarter in principal amount of the Notes for the time being outstanding.

7	The chairman may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place but no business shall be transacted at an adjourned meeting which might not lawfully have been transacted at the meeting from which the adjournment took place.

8	At least 10 days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.

9	Each question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Noteholder or as a holder of a voting certificate or as a proxy or representative.

10	Unless a poll is (before or on the declaration of the result of the show of hands) demanded at a meeting by the chairman, the Issuer, the Guarantor, the Trustee or by one or more persons holding one or more Notes or being proxies or representatives and holding or representing in the aggregate not less than two per cent. in principal amount of the Notes for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

11	If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

12	A poll demanded on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13	The Issuer, the Guarantor and the Trustee (through their respective representatives) and their respective financial and legal advisers may attend and speak at any meeting of Noteholders. No one else may attend or speak at a meeting of Noteholders unless he is the holder of a Note or is a proxy or a representative.

14	On a show of hands every holder who is present in person or any person who is present and is a proxy or a representative shall have one vote and on a poll every person who is so present shall have one vote in respect of each U.S.$10,000 in principal amount of Notes produced or in respect of which he is a proxy or a representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

15	A proxy need not be a Noteholder.

16	A meeting of Noteholders shall, subject to the Conditions, in addition to the powers given above, but without prejudice to any powers conferred on other persons by this Trust Deed, have power exercisable by Extraordinary Resolution:

16.1	to sanction any proposal by the Issuer or the Guarantor for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Noteholders against the Issuer or the Guarantor whether or not such rights arise under this Trust Deed;

16.2	to sanction the exchange or substitution for the Notes of, or the conversion of the Notes into, shares, Notes, or other obligations or securities of the Issuer or the Guarantor or any other entity;

16.3	to assent to any modification of this Trust Deed, the Notes or the Agency Agreement which shall be proposed by the Issuer, the Guarantor or the Trustee;

16.4	to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution;

16.5	to give any authority, direction or sanction required to be given by Extraordinary Resolution;

16.6	to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer on them any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution;

16.7	to approve a proposed new Trustee and to remove a Trustee; and

16.8	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Notes,

provided that the special quorum provisions contained in the proviso to paragraph 5 and, in the case of an adjourned meeting, in the proviso to paragraph 6 shall apply for the purpose of making any modification to the provisions contained in this Trust Deed or the Notes which would have the effect of:

16.8.1	modifying the due date for any payment in respect of the Notes; or

16.8.2	reducing or cancelling the principal amount of the Notes or the rate of default interest payable in respect of the Notes; or

16.8.3	changing the currency of payment or denomination of the Notes; or

16.8.4	cancelling or modifying the Exchange Right; or

16.8.5	modifying the provisions contained in this Schedule concerning the quorum required at a meeting of Noteholders or the majority required to pass an Extraordinary Resolution or sign a resolution in writing; or

16.8.6	amending this proviso.

17	An Extraordinary Resolution passed at a meeting of Noteholders duly convened and held in accordance with this Trust Deed shall be binding on all the Noteholders, whether or not present at the meeting, and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

18	The expression “Extraordinary Resolution” means a resolution passed at a meeting of Noteholders duly convened and held in accordance with these provisions by a majority consisting of not less than three-quarters of the votes cast.

19	A resolution in writing signed by or on behalf of the holders of not less than 90 per cent. in principal amount of the Notes outstanding shall for all purposes be as valid as an Extraordinary Resolution passed at a meeting of Noteholders convened and held in accordance with these provisions. Such resolution in writing may be in one document or several documents in like form each signed by or on behalf of one or more of the Noteholders.

20	Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting of Noteholders, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

21	Subject to all other provisions contained in this Trust Deed the Trustee may without the consent of the Noteholders prescribe such further or other regulations regarding the holding of meetings and attendance and voting at them or regarding the making of resolutions in writing as the Trustee may in its sole discretion determine including (without limitation) such regulations and requirements as the Trustee thinks reasonable to satisfy itself that persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and that those who purport to attend or vote at a meeting or to sign a written resolution are entitled to do so.

In witness whereof this Trust Deed has been executed as a deed on the date stated at the beginning.

Executed as a deed by

FIRST PACIFIC FINANCE LIMITED

acting by: JOSEPH NG	a Director

/s/ JOSEPH NG
Director

Executed as a deed by
FIRST PACIFIC COMPANY LIMITED
acting by: ROBERT NICHOLSON	a Director
and by: MANUEL V. PANGILINAN	a Director

/s/ ROBERT NICHOLSON
Director

/s/ MANUEL V. PANGILINAN
Director

Executed as a deed by
THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED
acting by: IRENE DING

/s/ IRENE DING
acting under the authority of that company

Witness’s signature

/s/ A.J.B. HARROW
Name: A.J. B. Harrow

Address: 7/F Three Exchange Square, Hong Kong

Occupation: Solicitor

Executed as a deed by

LAROUGE B.V.

acting by: ROBERT NICHOLSON

/s/ ROBERT NICHOLSON
Authorised Person